                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                          SCHERING-PLOUGH CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

                             [SCHERING-PLOUGH LOGO]

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 23, 2002

                               ------------------

     The Annual Meeting of Shareholders of Schering-Plough Corporation (the "Corporation") will be held at the Sheraton at Woodbridge Place, 515 Route One South, Iselin, New Jersey, on Tuesday, April 23, 2002, at 2:00 p.m. to:

        (1) Elect four directors for terms of three years;

        (2) Act upon the ratification of the designation of Deloitte & Touche LLP to audit the books and accounts of the Corporation for 2002;

        (3) Act upon a proposal to approve the adoption of the 2002 Stock Incentive Plan;

        (4) Act upon a shareholder proposal concerning pharmaceutical pricing;
            and

        (5) Transact such other business as may properly come before the meeting.

     Only holders of record of Common Shares at the close of business on March 1, 2002 will be entitled to vote at the meeting or any adjournments or postponements thereof.

     If you are a shareholder of record and plan to attend the meeting, please detach and retain the admission ticket which is attached to your proxy card. If you are a shareholder whose shares are not registered in your own name and you plan to attend, you may obtain an admission ticket in advance by sending a written request, with evidence of stock ownership, to the Office of the Secretary, Schering-Plough Corporation, 2000 Galloping Hill Road, Kenilworth, New Jersey 07033. Evidence of your stock ownership can be obtained from your bank, broker, etc. Admission to the meeting will be on a first-come, first-served basis. For your convenience, driving directions to the Sheraton at Woodbridge Place are printed on the back cover of the proxy statement.



                                           JOSEPH J. LAROSA
                                             Secretary

Kenilworth, New Jersey
March 11, 2002

                          Schering-Plough Corporation
                            2000 Galloping Hill Road
                          Kenilworth, New Jersey 07033

                                                                  March 11, 2002

                               ------------------
                                PROXY STATEMENT
                               ------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Schering-Plough Corporation (the "Corporation") to be voted at its Annual Meeting of Shareholders on April 23, 2002 and any adjournments or postponements thereof. The Annual Report of the Corporation for 2001, including financial statements for the year ended December 31, 2001, and this Proxy Statement and the accompanying form of proxy are being mailed commencing on or about March 11, 2002 to all shareholders of record as of the close of business on March 1, 2002.

                               ABOUT THE MEETING

WHAT AM I VOTING ON?

     - Election of four directors (Hans W. Becherer, Regina E. Herzlinger, Kathryn C. Turner and Robert F. W. van Oordt) for terms of three years;

     - Ratification of the designation of Deloitte & Touche LLP to audit the books and accounts of the Corporation for 2002;

     - Approval of the 2002 Stock Incentive Plan; and

     - Shareholder proposal concerning pharmaceutical pricing.

WHO IS ENTITLED TO VOTE?

     Only shareholders of record at the close of business on the record date, March 1, 2002, are entitled to vote shares held on that date at the Annual Meeting. Each outstanding share entitles its holder to cast one vote.

HOW DO I VOTE?

     Vote By Mail: Sign and date each proxy card you receive and return it in the prepaid envelope. If you return your signed proxy but do not indicate your voting preferences, your shares will be voted on your behalf FOR the election of the four nominated directors, FOR the ratification of the designation of Deloitte & Touche LLP to audit the books and accounts of the Corporation for 2002, FOR approval of the 2002 Stock Incentive Plan and AGAINST the shareholder proposal concerning pharmaceutical pricing.

     Vote By Telephone or Via Internet: If you are a shareholder of record (that is, if you hold your stock in your own name), you may vote by telephone or via the Internet by following the instructions on your proxy card. The telephone number is toll-free, so voting by telephone is at no cost to you.

     If your shares are held in the name of a bank, broker or other holder of record (i.e., in "street name"), you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Telephone and Internet voting will be offered to shareholders owning shares through most banks and brokers.

     If you vote by telephone or via the Internet you do not need to return your proxy card.

CAN I ACCESS THE PROXY MATERIALS AND ANNUAL REPORT ELECTRONICALLY?

     This Proxy Statement and the 2001 Annual Report are available on the Corporation's Internet site at www.schering-plough.com.

CAN I CHANGE MY VOTE?

     Yes. You may change your vote at any time before the proxy is exercised. If you voted by mail, you must (a) file with the Secretary of the Corporation a written notice of revocation or (b) timely deliver a valid, later-dated proxy. If you voted by telephone or via the Internet, you may change your vote with a later telephone or Internet vote, as the case may be. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the Annual Meeting.

WHAT CONSTITUTES A QUORUM?

     The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the common shares outstanding on the record date will constitute a quorum. As of January 31, 2002, the Corporation had outstanding and entitled to vote at the Annual Meeting 1,465,570,447 Common Shares, par value $.50 per share ("Common Shares").

     Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

     The affirmative vote of a plurality of the votes cast at the meeting by shareholders entitled to vote thereon is required for the election of directors. For the ratification of the designation of Deloitte & Touche LLP, approval of the 2002 Stock Incentive Plan and for approval of the shareholder proposal concerning pharmaceutical pricing, the affirmative vote of a majority of the votes cast on the item by shareholders entitled to vote thereon will be required.

     Abstentions and broker non-votes will not be included in determining the number of votes cast concerning any matter. Under the rules of the New York Stock Exchange, absent instructions from the beneficial owners, brokers who hold shares in street name for beneficial owners have the authority to vote on the election of directors and the designation of auditors and the 2002 Stock Incentive Plan, but not the shareholder proposal.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

     Unless you give other instructions when you vote, the persons named as proxy holders will vote:

     - FOR election of the four nominated directors;

     - FOR ratification of the designation of Deloitte & Touche LLP to audit the books and accounts of the Corporation for 2002;

     - FOR approval of the 2002 Stock Incentive Plan; and

     - AGAINST the shareholder proposal concerning pharmaceutical pricing.

     With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

                             ELECTION OF DIRECTORS

     Pursuant to the Corporation's Certificate of Incorporation, the Board of Directors is divided into three classes, the terms of which expire successively over a three-year period. Four directors are to be elected at this Annual Meeting to hold office for a term of three years expiring at the 2005 Annual Meeting and until successors shall have been elected and qualified. In the event one or more of the named nominees is unable to serve, the persons designated as proxies may cast votes for other persons as substitute nominees. The Board of Directors has no reason to believe that any of the nominees named below will be unavailable, or, if elected, will decline to serve.

     Biographical information is given below for each nominee for director, and for each director whose term of office will continue after the Annual Meeting. All of the nominees are presently directors and were previously elected by the shareholders, except Kathryn C. Turner, who was elected by the Board effective June 1, 2001. Mr. H. Barclay Morley and Mr. James Wood will retire from the Board as of the Annual Meeting date.

                             NOMINEES FOR DIRECTOR
                              TERM TO EXPIRE 2005

  NOMINEE AND YEAR
   FIRST ELECTED                              PRINCIPAL OCCUPATION
     A DIRECTOR                              AND OTHER INFORMATION
  ----------------                           ---------------------
 [Hans W. Becherer        Retired chairman, chief executive officer and chief
       PHOTO]               operating officer of Deere & Company (manufacturer of
                            mobile power machinery and supplier of financial and
  HANS W. BECHERER          health care services). Mr. Becherer, 66, was associated
        1989                with Deere & Company from 1962 until his retirement in
                            2000. He was elected president and chief operating officer of Deere & Company in 1987, president and chief executive
                            officer in 1989, and chairman and chief executive officer
                            in May 1990, and assumed the duties of chief operating
                            officer in 1996. Mr. Becherer is a member of the board of
                            directors of Honeywell Inc. and J.P. Morgan Chase & Co. He is also a member of the Business Council.

Regina E. Herzlinger      Nancy R. McPherson Professor of Business Administration,
       Photo                Harvard Business School since 1971. Professor Herzlinger,
                            58, is a director of C.R. Bard Inc., Nanogen, Inc., Noven
REGINA E. HERZLINGER        Pharmaceuticals, Inc. and Zimmer Holdings, Inc.
        1992

 Kathryn C. Turner        Chairperson, chief executive officer and president of
       Photo                Standard Technology, Inc. (management and technology
                            solutions firm) since 1985. Ms. Turner, 54, serves on the
 KATHRYN C. TURNER          board of directors of Phillips Petroleum Company and
        2001                Carpenter Technology Corporation. Ms. Turner also serves
                            on the boards of the National Capital Area Council of the
                            Boy Scouts of America and Children's Hospice
                            International.

  NOMINEE AND YEAR
   FIRST ELECTED                              PRINCIPAL OCCUPATION
     A DIRECTOR                              AND OTHER INFORMATION
  ----------------                           ---------------------
  [Robert F.W. van        Chairman of the Supervisory Board of Rodamco Europe N.V.
    Oordt PHOTO]            ("RE"), one of the largest real estate investment
                            companies in Europe. Mr. van Oordt, 65, has served as
  ROBERT F.W. VAN           chief executive officer of RE from March 2000 to June
       OORDT                2001. Mr. van Oordt served as chairman of the executive
        1992                board of NV Koninklijke KNP BT (producer of paper, board
                            and packaging products; and distributor of graphic paper,
                            graphic and information systems and office products) from
                            March 1993, following the merger of three leading
                            Dutch-based industrial corporations, including
                            Buhrmann-Tetterode N.V. ("BT"), until his retirement in
                            April 1996. From 1990 until March 1993, Mr. van Oordt
                            served as chairman and chief executive officer of BT. Mr.
                            van Oordt is a member of the Supervisory Boards of Nokia
                            Corporation, Fortis Bank N.V., n.v. Umicore s.a. and Draka
                            Holding N.V. He is also Chairman of the Advisory Council
                            of PricewaterhouseCoopers N.V. and is a member of the
                            International Advisory Board of Nijenrode University. He
                            serves as Chairman of the Foundation for Business in the
                            Arts in the Netherlands and is a senior member of the
                            Conference Board.

                         DIRECTORS CONTINUING IN OFFICE
                              TERM TO EXPIRE 2003

 DIRECTOR AND YEAR
   FIRST ELECTED                              PRINCIPAL OCCUPATION
     A DIRECTOR                              AND OTHER INFORMATION
 -----------------                           ---------------------
[Carl E. Mundy, Jr.       Retired general, former commandant of the Marine Corps.
       PHOTO]               General Mundy, 66, entered the Marine Corps in 1953. He
                            held senior positions of operational command and top-level
 CARL E. MUNDY, JR.         management prior to appointment as commandant and Joint
        1995                Chiefs of Staff member in 1991. He led the Marine Corps
                            and served as military adviser to the President and
                            Secretary of Defense from 1991 to 1995. He is past
                            president of worldwide operations of the United Services
                            Organization. General Mundy is a director of General
                            Dynamics Corporation and NationsFunds. He also serves as
                            chairman of the Marine Corps University Foundation, is a
                            member of the boards of advisors to the Comptroller
                            General of the United States and to the Navy League of the
                            United States, and is a member of the Council on Foreign
                            Relations.

 [Patricia F. Russo       President and chief executive officer of Lucent Technologies
       PHOTO]               Inc. (communications) since January 2002. Ms. Russo, 49,
                            was president and chief operating officer of Eastman Kodak
 PATRICIA F. RUSSO          Company from April 2001 and director from July 2001, and
        1995                non-executive Chairman of Avaya, Inc. since December 2000, until she assumed her current position with Lucent. Prior
                            to that, Ms. Russo was executive vice president and chief
                            executive officer of the Service Provider Networks
                            business of Lucent from November 1999 to August 2000,
                            having served as executive vice president of strategy,
                            business development and corporate operations from January
                            1997 to October 1999, and from 1992 to 1996 as president
                            of Lucent's Business Communications Systems unit (formerly a unit of AT&T Corp., now Avaya Inc.). She joined AT&T in
                            1981, and held various management and executive positions
                            at AT&T. She is a member of the board of Georgetown
                            University.

 DIRECTOR AND YEAR
   FIRST ELECTED                              PRINCIPAL OCCUPATION
     A DIRECTOR                              AND OTHER INFORMATION
 -----------------                           ---------------------
[Arthur F. Weinbach       Chairman and chief executive officer of Automatic Data
       PHOTO]               Processing, Inc. (independent computing services). Mr.
                            Weinbach, 58, has been associated with ADP since 1980,
 ARTHUR F. WEINBACH         assuming his current position in April 1998, having served
        1999                as president and chief executive officer since 1996 and
                            president and chief operating officer since 1994. Mr.
                            Weinbach serves on the boards of directors of First Data
                            Corp., Boys Hope and United Way of Tri-State. He is on the
                            boards of trustees of New Jersey Seeds and New Jersey
                            Institute of Technology.

                         DIRECTORS CONTINUING IN OFFICE
                              TERM TO EXPIRE 2004

 DIRECTOR AND YEAR
   FIRST ELECTED                              PRINCIPAL OCCUPATION
     A DIRECTOR                              AND OTHER INFORMATION
 -----------------                           ---------------------
 [Richard Jay Kogan       Chairman, chief executive officer and president of the
       PHOTO]               Corporation. Mr. Kogan, 60, joined the Corporation as
                            executive vice president (pharmaceutical operations) in
 RICHARD JAY KOGAN          April 1982, was president and chief operating officer from
        1982                January 1986 to December 1995, and president and chief
                            executive officer from January 1996 to November 1998 when
                            he became chairman and chief executive officer. Mr. Kogan
                            assumed the additional position of president in December
                            2001. Mr. Kogan is a director of Colgate-Palmolive Company and The Bank of New York Company, Inc., and a director and past chairman of Pharmaceutical Research and Manufacturers of America. He also serves on the boards of St. Barnabas
                            Corporation and Medical Center and on the Board of
                            Trustees of New York University and is a member of the
                            Business Roundtable and the Council on Foreign Relations.

 [David H. Komansky       Chairman and chief executive officer of Merrill Lynch & Co.,
       PHOTO]               Inc. (securities and investment banking). Mr. Komansky,
                            62, has held a variety of management positions in Merrill
 DAVID H. KOMANSKY          Lynch's major business areas since joining Merrill Lynch
        2000                in 1968. Prior to assuming his current positions of
                            chairman of the board of Merrill Lynch in April 1997 and
                            chief executive officer in December 1996, Mr. Komansky
                            served as president and chief operating officer from
                            January 1995. Among many professional and civic
                            affiliations, Mr. Komansky is vice chairman of the board
                            of the New York Stock Exchange and a trustee of the
                            American Museum of Natural History. During 2001, Merrill
                            Lynch, through certain of its subsidiaries, provided to
                            the Corporation in the ordinary course of business,
                            investment banking, financial advisory and other services.
                            The Corporation expects to continue engaging Merrill Lynch to provide similar services in 2002.

 DIRECTOR AND YEAR
   FIRST ELECTED                              PRINCIPAL OCCUPATION
     A DIRECTOR                              AND OTHER INFORMATION
 -----------------                           ---------------------
 [Eugene R. McGrath       Chairman, president and chief executive officer of
       PHOTO]               Consolidated Edison, Inc. (energy company). Mr. McGrath,
                            60, has been associated with Con Edison since 1963. He
 EUGENE R. MCGRATH          assumed his current position in October 1997, and has
        2000                served as chairman and chief executive officer of Con
                            Edison's subsidiary, Consolidated Edison Company of New
                            York, Inc., since September 1990. He also serves as a
                            director or trustee of Atlantic Mutual Insurance Company
                            and the Edison Electric Institute. Mr. McGrath is a member of the executive committee of the Energy Association of
                            New York State. He is also chairman of the 14th
                            Street-Union Square Local Development Corporation, and a
                            director or trustee of the American Museum of Natural
                            History, the Committee for Economic Development, Barnard
                            College, Manhattan College and the Wildlife Conservation
                            Society.

 [Donald L. Miller        Retired chief executive officer and publisher of Our World
       PHOTO]               News (newspapers). Mr. Miller, 70, founded Our World News
                            in 1995 and had served as chief executive officer and
  DONALD L. MILLER          publisher since its inception. He served as vice president
        1997                of employee relations of Dow Jones & Company from 1986 to
                            1995. Mr. Miller is a director of The Bank of New York
                            Company, Inc. He is chairman emeritus of Associated Black
                            Charities of New York. Mr. Miller served as a Deputy
                            Assistant Secretary of Defense from 1971 to 1973.

   [Richard de J.         Retired chairman and chief executive officer of ASARCO
   Osborne PHOTO]           Incorporated (non-ferrous metals producer). Mr. Osborne,
                            67, was chairman and chief executive officer of ASARCO
   RICHARD DE J.            from 1985 to 1999. Mr. Osborne is the non-executive
      OSBORNE               Chairman and a director of Datawatch Corporation, and a
        1988                director of The Goodrich Corporation, Birmingham Steel
                            Corporation, NACCO Industries, Inc. and The Tinker
                            Foundation. He is former chairman and director of the
                            International Copper Association, the Copper Development
                            Association, the Silver Institute and the National Mining
                            Association. He is also a director and treasurer of the
                            Americas Society and the Council of the Americas. Mr.
                            Osborne is a member of the Council on Foreign Relations
                            and the Economic Club of New York.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Corporation has a standing Finance, Compliance and Audit Review Committee, Executive Compensation and Organization Committee, Pension Committee and Nominating and Corporate Governance Committee, each consisting exclusively of non-employee directors.

FINANCE, COMPLIANCE AND AUDIT REVIEW COMMITTEE

     MEMBERS: Mr. Osborne (Chair), Mr. Becherer, Professor Herzlinger, Mr.
              Morley, Mr. van Oordt, and Mr. Weinbach

     NUMBER OF MEETINGS IN 2001:  Five

     FUNCTIONS:

     - Reviews and recommends to the Board dividend policies and actions

     - Oversight of corporate borrowing and investment activities

     - Oversight of internal audit activities

     - Recommends to the Board the engagement of independent auditors

     - Reviews the professional services to be rendered by the independent auditors, the scope of their audit, their fees, the independence of the independent auditors, and the results of their engagement and meets regularly and privately with the independent auditors and the internal auditors

     - Oversight of litigation, insurance and risk management activities

     - Oversight of compliance with business conduct policy

     The independent auditors have unrestricted access to the Committee

EXECUTIVE COMPENSATION AND ORGANIZATION COMMITTEE

     MEMBERS: Mr. Wood (Chair), Mr. Becherer, Mr. Miller, Mr. Morley, Mr.
              Osborne, and Ms. Russo

     NUMBER OF MEETINGS IN 2001:  Four

     FUNCTIONS:

     - Responsible for approving or recommending to the Board compensation, incentive awards, stock options, and benefit programs for officers and senior executives of the Corporation

     - Makes recommendations to the Board concerning executive organizational matters

PENSION COMMITTEE

     MEMBERS: Professor Herzlinger (Chair), Mr. Komansky, Mr. McGrath, Mr.
              Miller, General Mundy, Ms. Turner (effective October 23, 2001), and Mr. Wood

     NUMBER OF MEETINGS IN 2001:  Three

     FUNCTIONS:

     - Responsible for general oversight of the investment of funds under employee benefit plans

     - Establishes investment policies for funds under employee benefit plans

     - Reviews the performance of managers and trustees of employee benefit plans

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

     MEMBERS: Mr. Morley (Chair), Mr. Becherer, General Mundy, Mr. Osborne, Ms.
              Russo, Ms. Turner (effective October 23, 2001), and Mr. van Oordt

     NUMBER OF MEETINGS IN 2001:  Two

     FUNCTIONS:

     - Reviews and makes recommendations to the Board with respect to the composition of the Board and the election and re-election of directors

     - Assesses periodically the functioning of the Board

     - Reviews and makes recommendations to the Board concerning director compensation

     The Committee will consider shareholder recommendations for directors. Shareholder recommendations should be forwarded by the shareholder to the Secretary of the Corporation with biographical data about the recommended individual. The By-laws of the Corporation provide the formal procedure for nominations by shareholders of director candidates. A shareholder intending to make such a nomination is required to deliver to the Secretary of the Corporation, not less than 30 days prior to a meeting called to elect directors, a notice with the name, age, business and residence addresses and principal occupation or employment of, and number of shares of stock of the Corporation beneficially owned by, such nominee, such other information regarding the nominee as would be required in a proxy statement prepared in accordance with the proxy rules of the Securities and Exchange Commission ("SEC"), and a consent to serve, if elected, of the nominee. A nomination not made in accordance with this procedure would be void.

BOARD MEETINGS AND ATTENDANCE OF DIRECTORS

     The Board of Directors held ten meetings in 2001. All directors attended more than 75% of the aggregate of (i) the total number of meetings of the Board held while they were members, and (ii) the total number of meetings held by all Committees of the Board on which they served as members.

DIRECTORS' COMPENSATION

     Employee directors receive no fees for services rendered in their capacity as directors. Non-employee directors receive an annual retainer of $39,000, a fee of $1,000 per meeting for each Board meeting and for each Committee meeting attended, and a $1,000 per diem fee, plus expenses, for special assignments. The chairperson of each Committee receives an additional fee of $1,000 for each meeting. Directors may elect to defer until termination of service as a director all or a portion of such fees under a Directors' Deferred Compensation Plan. Amounts deferred are, at the director's election, valued as if invested in the Corporation's Common Shares or in a simple interest fund and are payable in cash in installments or in a lump sum.

     Under the Directors' Deferred Stock Equivalency Program, each non-employee director is also credited annually with a $25,000 deferred payment in a Corporation stock equivalency account, which is valued as if invested in the Corporation's Common Shares. Upon termination of service as a director, the value of a director's deferred account is payable in cash in installments or in a lump sum, as elected by the director.

     Non-employee directors also receive an annual award of 2,500 Common Shares under the Directors' Stock Award Plan.

LEGAL PROCEEDINGS

     In 2001, four purported shareholder derivative actions were filed (two in the United States District Court for the District of New Jersey and two in New Jersey state court) against the Corporation, as a nominal defendant, and certain officers, directors and former directors seeking damages on behalf of the Corporation including disgorgement of trading profits made by defendants allegedly obtained on the basis of material non-public information. The complaints in each of the lawsuits relate to the reports issued by the Federal Food and Drug Administration citing deficiencies in the Corporation's New Jersey and Puerto Rico manufacturing facilities relating to compliance with current Good Manufacturing Practices, primarily relating to production processes, controls and procedures, and allege a failure to disclose material information and a breach of fiduciary duty by the directors. One of the federal court lawsuits also includes allegations related to the investigations by U.S. Attorney's Offices for the Eastern District of Pennsylvania and the District of Massachusetts, the administrative proceeding by the Federal Trade Commission against the Corporation, and the lawsuit by the state of Texas against the Corporation's subsidiary, Warrick Pharmaceuticals, all of which have been described in reports the Corporation has filed with the SEC. Each of these lawsuits is a shareholder derivative action that purports to assert claims on behalf of the Corporation, but as to which no demand was made on the Board of Directors and no decision has been made on whether the Corporation can or should pursue such claims. In August 2001, the plaintiffs in each of the New Jersey state court shareholder derivative actions moved to dismiss voluntarily the complaints in those actions, which motions were granted. The two shareholder derivative actions pending in the United States District Court for the District of New Jersey have been consolidated into one action, which is in its very early stages.

     On January 2, 2002, the Corporation received a demand letter dated December 26, 2001, from a law firm not involved in the derivative actions described above, on behalf of a shareholder who also is not involved in the derivative actions, demanding that the Board of Directors bring claims on behalf of the Corporation based on allegations substantially similar to those alleged in the derivative actions. On January 22, 2002, the Board of Directors adopted a board resolution establishing an Evaluation Committee, consisting of Mr. McGrath,

Mr. Miller and Ms. Turner, to investigate, review, and analyze the facts and circumstances surrounding the allegations made in the demand letter and the consolidated amended derivative action complaint described above, but reserving to the full Board authority and discretion to exercise its business judgement in respect of the proper disposition of the demand. The Committee has engaged independent outside counsel to advise it.

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

     Set forth below is information with respect to beneficial ownership of the Common Shares of the Corporation as of February 14, 2002 by each director, certain executive officers and by all directors and executive officers of the Corporation as a group:

                                                              NUMBER OF
NAME                                                          SHARES(A)
----                                                          ---------
Hans W. Becherer............................................     17,400
Joseph C. Connors...........................................    779,134(b)(c)
Roch F. Doliveux............................................    207,463(b)
Regina E. Herzlinger........................................     20,544
Richard Jay Kogan...........................................  1,570,964(b)
David H. Komansky...........................................      3,750
Eugene R. McGrath...........................................      6,063
Donald L. Miller............................................     12,350
H. Barclay Morley...........................................     50,776
Carl E. Mundy, Jr...........................................     13,366
Richard de J. Osborne.......................................     64,335
Patricia F. Russo...........................................     14,800
Kathryn C. Turner...........................................      2,311
Robert F. W. van Oordt......................................     10,428
Arthur F. Weinbach..........................................      6,250
James Wood..................................................     98,000
Jack L. Wyszomierski........................................    488,256(b)
Richard W. Zahn.............................................    371,121(b)
All directors and executive officers as a group including
  those above (26)..........................................  4,801,618(b)(c)

---------------

(a) The total for each individual is less than 0.2%, and for the group of all directors and executive officers (26 persons) is less than 0.4%, of the outstanding Common Shares of the Corporation (including shares which could be acquired within 60 days of February 14, 2002 through the exercise of outstanding options or the distribution of shares under the Corporation's Stock Incentive Plans). The information shown is based upon information furnished by the respective directors and executive officers.

(b) Includes shares which could be acquired within 60 days of February 14, 2002 through the exercise of employee stock options or the distribution of shares under the Corporation's Stock Incentive Plans as follows: Mr. Connors (652,848); Mr. Doliveux (201,524); Mr. Kogan (1,198,381); Mr. Wyszomierski
    (407,868); Mr. Zahn (353,524); all directors and executive officers as a group (3,684,765).

(c) Does not include shares owned by family members and as to which beneficial ownership is disclaimed as follows: Mr. Connors, 11,437 shares; one other executive officer, 4,451 shares.

COMMON SHARE EQUIVALENTS

     The following table sets forth the number of Common Share equivalents credited as of February 14, 2002 to the accounts of the Corporation's participating non-employee directors under the Directors' Deferred Compensation Plan and under the Directors' Deferred Stock Equivalency Program, including dividends credited, rounded to the nearest whole number. Under both, payments are made in cash following termination of service as a director based on the market value of the Common Shares of the Corporation at that time. For additional information, see "Directors' Compensation" above.

                                                               TOTAL
                                                              -------
Hans W. Becherer............................................   17,427
Regina E. Herzlinger........................................   34,992
David H. Komansky...........................................    2,783
Eugene R. McGrath...........................................    4,378
Donald L. Miller............................................    3,620
H. Barclay Morley...........................................   14,412
Carl E. Mundy, Jr...........................................    5,615
Richard de J. Osborne.......................................    9,786
Patricia F. Russo...........................................   17,671
Kathryn C. Turner...........................................    1,043
Robert F. W. van Oordt......................................   46,216
Arthur F. Weinbach..........................................    4,871
James Wood..................................................  122,963
                                                              -------
Total.......................................................  285,777

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     Set forth below is certain information with respect to those persons who are known to the Corporation to own beneficially more than five percent of the Corporation's outstanding Common Shares, as of February 14, 2002.

                                                       COMMON SHARES
NAME AND ADDRESS                                       BENEFICIALLY     PERCENT
OF BENEFICIAL OWNER                                        OWNED        OF CLASS
-------------------                                    -------------    --------
FMR Corp.............................................  73,306,416(a)      5.01%
82 Devonshire Street
Boston, MA 02109

---------------
(a) As reported on Amendment No. 4 to Schedule 13G filed with the Securities and Exchange Commission on February 14, 2002. This number includes 69,937,581 shares beneficially owned by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. ("FMR Corp."), as a result of its acting as investment advisor to various investment companies; 2,787,927 shares beneficially owned by Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., as a result of its serving as investment manager of certain institutional accounts; 62,168 Common Shares beneficially owned by Strategic Advisers, Inc., a wholly-owned subsidiary of FMR Corp.; 18,100 Common Shares beneficially owned by Geode Capital Management, LLC, which is wholly-owned by Fidelity Investors III Limited Partnership, the general partner and limited partners of which are certain shareholders and employees of FMR Corp., and which general partner is an investment manager; and 498,240 shares beneficially owned by Fidelity International Limited as a result of its providing investment advisory and management services to various non-U.S. investment companies and certain institutional investors. Edward C. Johnson 3d, Chairman of FMR Corp., is also listed on the Schedule 13G as beneficially owning the 72,805,776 Common Shares of the Corporation, because he exercises dispositive power over the shares.

SUMMARY COMPENSATION TABLE

     The following table sets forth compensation of the five most highly compensated executive officers of the Corporation, including the Chief Executive Officer, for the fiscal year ended December 31, 2001 ("Fiscal 2001"), as well as the compensation of the former President and Chief Operating Officer of the Corporation.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM COMPENSATION
                                                                                 -------------------------------
                                                ANNUAL COMPENSATION                          AWARDS
                                 ---------------------------------------------   -------------------------------
                                                                    OTHER           RESTRICTED     SECURITIES
   NAME AND PRINCIPAL                                               ANNUAL            STOCK        UNDERLYING         ALL OTHER
    POSITION IN 2001       YEAR      SALARY        BONUS(a)      COMPENSATION        AWARDS(b)       OPTIONS       COMPENSATION(c)
   ------------------      ----  --------------  -----------   ---------------  ---------------  ---------------   ---------------
Richard Jay Kogan........  2001   $  1,430,000    $      -0-           --         $ 4,081,295         368,000      $   348,140
Chairman of the Board,     2000      1,338,000     1,872,000           --           6,304,250         547,000          377,785
  Chief Executive Officer  1999      1,200,000     2,074,000           --           8,861,438         287,000          369,574
  and President
Joseph C. Connors........  2001   $    542,000    $      -0-           --         $   934,767         138,000      $   132,772
Executive Vice President   2000        502,000       289,000           --           1,668,550         327,200          123,082
  and General Counsel      1999        467,000       286,000           --           2,345,363          67,200          118,373
Jack L. Wyszomierski.....  2001   $    515,000    $      -0-           --         $   934,767         138,000      $   118,203
Executive Vice President   2000        475,000       273,500           --           1,668,550         327,200          103,037
  and Chief Financial      1999        440,000       269,500           --           2,345,363          67,200           96,995
  Officer
Richard W. Zahn..........  2001   $    462,000    $      -0-           --         $   465,381          90,000      $    98,774
Vice President and         2000        442,000       226,000           --             830,500         297,800          100,220
  President, Schering      1999        422,000       230,000           --           1,517,588          43,400           95,781
  Laboratories
Roch F. Doliveux.........  2001   $    420,000    $      -0-           --         $   465,381          90,000      $    93,092
Vice President and         2000        400,000       204,500           --             513,400         282,600           90,982
  President, Schering-     1999        291,000       113,500           --             721,650          22,600           58,604
  Plough International
Raul E. Cesan............  2001   $    528,125    $       --(e)        --         $       -0-             -0-(f)   $10,780,284(e)
Former President and
  Chief                    2000        918,000           -0-           --           3,020,000         398,000          264,785
  Operating Officer(d)     1999        850,000     1,157,000           --           4,245,000         138,000          270,410


---------------
(a) For 2001, the Corporation did not meet fully all of the performance goals set forth in a pre-established formula which was necessary for Messrs. Kogan, Connors, Wyszomierski, Zahn and Doliveux to receive their target cash bonuses. In light of the effect on operations of the regulatory and compliance difficulties experienced by the Corporation in 2001, the Executive Compensation and Organization Committee eliminated the cash bonuses for 2001 for the named executive officers, notwithstanding the fact that the named executive officers would have been entitled to 56.7% of their target awards had the pre-established formula been applied. See "Executive Compensation and Organization Committee Report -- Annual Incentive Bonus" on page 19.

(b) In February 2001, restricted stock awards were granted to Mr. Kogan for 193,000 shares, to Mr. Connors for 44,200 shares, to Mr. Wyszomierski for 44,200 shares, to Mr. Zahn for 22,000 shares, and to Mr. Doliveux for 22,000 shares. The full vesting of the awards to Messrs. Kogan, Connors, Wyszomierski, Zahn and Doliveux was subject to the attainment of a performance goal, which was satisfied. Nevertheless, in light of the effect on operations of the regulatory and compliance difficulties experienced by the Corporation in 2001, the Executive Compensation and Organization Committee, and with the prior consent of the named executive officers, reduced the restricted stock awards for each of the named executive officers to 52.8% of their original award levels. See "Executive Compensation and Organization Committee Report -- Stock-Based Compensation -- Restricted Stock Awards" on page 20. Accordingly, the table shows the dollar value as of the grant date of the actual number of restricted stock award shares that vested for 2001 for those executive officers as follows (rounded for distribution purposes): Mr. Kogan (101,905 shares); Mr. Connors (23,340 shares); Mr. Wyszomierski (23,340 shares); Mr. Zahn (11,620 shares); and Mr. Doliveux (11,620 shares). At December 31, 2001, the total number and value of undistributed shares, for which performance goals have been met, for the named executive officers were: Mr. Kogan 360,000 shares ($12,891,600); Mr. Connors 88,400 shares ($3,165,604); Mr. Wyszomierski 88,400 shares ($3,165,604); Mr. Zahn
    46,640 shares ($1,670,178); and Mr. Doliveux 35,600 shares ($1,274,836).
    Cash equivalent to the amount of all dividends paid on the Common Shares is paid on all undistributed shares. Shares awarded are distributable in five equal annual installments. Upon his resignation from the Corporation effective July 15, 2001, Mr. Cesan forfeited the 87,600 restricted stock awards granted to him in February 2001 and 217,520 undistributed shares.

(c) Consists of, respectively, contributions under the profit-sharing plans of the Corporation, and the cost of executive life and medical insurance: for 2001, Mr. Kogan ($214,500 and $133,640); Mr. Connors ($81,300 and $51,472);
    Mr. Wyszomierski ($77,250 and $40,953); Mr. Zahn ($69,300 and $29,474); Mr.
    Doliveux ($63,000 and $30,092); and Mr. Cesan ($-0- and $126,731); for 2000,
    Mr. Kogan ($200,700 and $177,085); Mr. Connors ($75,300 and $47,782); Mr.
    Wyszomierski ($71,250 and $31,787); Mr. Zahn ($66,300 and $33,920); Mr.
    Doliveux ($60,000 and $30,982); and Mr. Cesan ($137,700 and $127,085); for
    1999, Mr. Kogan ($180,000 and $189,574); Mr. Connors ($70,050 and $48,323);
    Mr. Wyszomierski ($66,000 and $30,995); Mr. Zahn ($63,300 and $32,481); Mr.
    Doliveux ($43,650 and $14,954); and Mr. Cesan ($127,500 and $142,910).

(d) Mr. Cesan resigned as president and chief operating officer of the Corporation effective July 15, 2001.

(e) The amount in the "All Other Compensation" column for Mr. Cesan for 2001 includes a lump sum payment made during 2001 to Mr. Cesan upon his resignation from the Corporation. The amount in that column includes a pro rata bonus payment for 2001 of $621,293 and the cost of executive life and medical insurance for 2001 of $126,731.

(f) The 167,000 options that were granted to Mr. Cesan in February 2001 were forfeited upon his resignation from the Corporation.

EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

     Mr. Kogan has an agreement which provides for his employment as Chairman of the Board and Chief Executive Officer through December 31, 2002 at an annual base salary of not less than $1,430,000. Mr. Kogan's agreement provides that his employment is automatically extended for an additional two-year period thereafter, and then through June 30, 2006, unless either he or the Corporation gives notice to terminate the agreement at least six months before its scheduled expiration date. If for any reason other than for cause the Corporation elects to terminate the employment of Mr. Kogan, on any scheduled expiration date of his agreement (other than the last such date), his employment will be deemed to have been terminated by the Corporation without cause for purposes of the severance and retirement benefits described below.

     Under Mr. Kogan's agreement, if his employment is terminated (i) by reason of death or disability, (ii) by the Corporation without cause, or (iii) by him for good reason or within a 30-day period following the first anniversary of a Change of Control (as defined below), he is generally entitled to (a) receive a lump sum equal to two times (I) his annual base salary and (II) the highest of his annual bonus and profit-sharing awards for the three preceding years, and
(b) continue in the Corporation's welfare benefit plans for three years and receive in a lump sum a supplemental pension amount based on three years of deemed employment after termination or to age of 65, if sooner. If Mr. Kogan remains employed through the first anniversary of a Change of Control, he is entitled to a special bonus equal to (i) his annual base salary plus (ii) the highest of his annual bonus and profit-sharing awards for the three preceding years. If his employment terminates for any of the reasons enumerated above and the special bonus has not been paid, then his severance payment is increased by an amount equal to the special bonus. If Mr. Kogan's employment is terminated by reason of death or disability, the lump sum payment will equal the present value of the death or disability benefits payable under the Corporation's benefit plans and programs, if greater than the total severance payment otherwise payable under the employment agreement. A "Change of Control" is generally defined for purposes of Mr. Kogan's agreement as (i) the acquisition of 20% or more of the Common Shares, (ii) a change in a majority of the Board of Directors, unless approved by the incumbent directors (other than as a result of a contested election), and (iii) certain reorganizations, mergers, consolidations, liquidations or dissolutions. If any payment or distribution by the Corporation to Mr. Kogan is determined to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, he is entitled to receive from the Corporation a payment on an after-tax basis equal to the excise tax imposed. Additionally, his agreement provides for retirement benefits as described in the Pension Plan Table on page 15. After retirement, Mr. Kogan is entitled to an office and certain executive level support services, including transportation and security services. Prior to his resignation from the Corporation, Mr. Cesan had an agreement which provided for his employment as President and Chief Operating Officer through October 31, 2003 at an annual base salary of not less than $975,000. Mr. Cesan's agreement included termination and severance provisions similar to those in Mr. Kogan's agreement.

     Messrs. Connors, Wyszomierski, Zahn and Doliveux each have an agreement that will trigger a period of employment of three years or to age 65, if sooner, upon a Change of Control or upon a termination of employment by the Corporation in anticipation of a Change of Control. During the employment period, the executive is entitled to receive an annual base salary at his highest rate during the twelve months prior to the Change of Control and an annual bonus equal to his highest bonus for the three years prior to the Change of Control. If his employment is terminated during the employment period (i) by the Corporation other than for cause or disability or (ii) by the executive for good reason or during a 30-day period following the first anniversary of the Change of Control, he is entitled to receive a lump sum equal to three times (a) his annual base salary plus (b) the highest of his annual bonuses during the preceding year and the three years prior to the Change of Control plus (c) his highest profit-sharing award during the three years prior to termination. However, if the executive will attain age 65 less than three years from his date of termination, he will receive a proportionately reduced amount. In the event of such a termination of employment, each executive is also entitled to (i) receive in a lump sum a supplemental pension amount based on three years of deemed employment after termination or to age 65, if sooner, (ii) continue in the Corporation's welfare benefit plans for three years or to age 65, if sooner,
(iii) retiree medical coverage if termination is at or after attainment of age 45, and (iv) supplemental pension payments without reduction for early retirement if termination is at or after age 50. If any payment or distribution by the Corporation to the executive is determined to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the Corporation will hold him harmless from the excise tax imposed. Each of Messrs. Connors, Wyszomierski and Zahn has a supplement to the agreement which has a term of January 1, 2002 through December 31, 2005 or until the change of control provisions of the agreement become applicable if sooner than December 31, 2005. In each supplement, the executive agrees that he may not engage in any activity competitive with the Corporation during his employment and for a period of two
(2) years after such executive leaves the Corporation, if he leaves during the term of the supplement because of a termination by the Corporation for cause or a termination by him without good reason. The supplement also provides that if at any time during the term of the supplement the executive is terminated without cause or terminates his own employment for good reason, he will be generally entitled to receive (a) a lump sum equal to three times (I) his annual base salary and (II) the highest of his annual bonus and profit-sharing awards for the three preceding years, and (b) supplemental pension payments without reduction for early retirement.

     Under the Corporation's Stock Incentive Plans, stock awards and stock options granted to the named executive officers may vest and be cashed out upon a Change of Control.

OPTION TABLES
     The following tables provide information with respect to stock options granted to or exercised by the named executive officers during Fiscal 2001 and the fiscal year-end value of options held by such officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                  GRANT DATE
                                                         INDIVIDUAL GRANTS                          VALUE
                                        ----------------------------------------------------   ----------------
                                        NUMBER OF
                                        SECURITIES     % OF TOTAL
                                        UNDERLYING   OPTIONS GRANTED
                                         OPTIONS     TO EMPLOYEES IN   EXERCISE   EXPIRATION      GRANT DATE
NAME                                    GRANTED(A)     FISCAL YEAR      PRICE        DATE      PRESENT VALUE(B)
----                                    ----------   ---------------   --------   ----------   ----------------
Richard Jay Kogan.....................   368,000          5.07%         $40.05     2/25/11        $7,239,772
Joseph C. Connors.....................   138,000          1.90           40.05     2/25/11         2,714,915
Jack L. Wyszomierski..................   138,000          1.90           40.05     2/25/11         2,714,915
Richard W. Zahn.......................    90,000          1.24           40.05     2/25/11         1,770,596
Roch F. Doliveux......................    90,000          1.24           40.05     2/25/11         1,770,596
Raul E. Cesan.........................   167,000(c)       2.30           40.05          --                --

---------------

(a) Options are for a term of 10 years. The options expiring on February 25, 2011 became exercisable after one year on February 27, 2002, except that transferable options which were transferred became exercisable immediately upon transfer. The exercise price of the options is the market value of the Common Shares on the date of grant. After the occurrence of a Change of Control, options become exercisable and may be cashed out for a period of 60 days. The options expiring on February 25, 2011 granted to Messrs. Kogan and Connors are transferable in accordance with the terms of the plan.

(b) The valuation calculations are solely for purposes of compliance with the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, and are not intended to forecast possible future appreciation, if any, of the Corporation's stock price. The grant date present value for the options expiring on February 25, 2011 is derived by using the Black-Scholes option pricing model with the following assumptions: the average dividend yield for the three years ended January 31, 2001 (1.14%); volatility of the Common Shares based on monthly total returns for the three years ended January 31, 2001 (36.62%); an annualized risk-free interest rate of 5.31%; and an option term of 10 years. If the named executive officers should realize the grant date values shown in the table for the options expiring on February 25, 2011, the equivalent value of the appreciation of all Common Shares of the Corporation outstanding on the grant date of those options would be approximately $29 billion, of which the value of the named officers' options would be 0.06%. This valuation model was not adjusted for risk of forfeiture or the vesting restrictions of the options for the options expiring on February 25, 2011 which became exercisable after one year. This valuation model does not necessarily represent the fair market value of individual options. At the expiration date, the options will have no actual value unless, and only to the extent that, the price of the Common Shares appreciates from the grant date to the exercise date.

(c) The 167,000 options that were granted to Mr. Cesan in February 2001 were forfeited upon his resignation from the Corporation effective July 15, 2001.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                 NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED             IN-THE-MONEY
                                    SHARES                       OPTIONS AT FY-END(A)         OPTIONS AT FY-END(A)(C)
                                  ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                              EXERCISE(B)   REALIZED(B)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                              -----------   -----------   -----------   -------------   -----------   -------------
Richard Jay Kogan...............      -0-          $-0-         810,000        628,000      $3,775,410     $      -0-
Joseph C. Connors...............      -0-           -0-         510,180        578,000       6,627,034      3,779,550
Jack L. Wyszomierski............      -0-           -0-         265,200        578,000       1,259,850      3,779,550
Richard W. Zahn.................      -0-           -0-         213,200        638,000       1,758,798      6,302,275
Roch F. Doliveux................      -0-           -0-         109,200        574,000       1,334,838      4,886,435
Raul E. Cesan(d)................      -0-           -0-             -0-            -0-             -0-            -0-

---------------

(a) Table includes stock options which were transferred in accordance with the terms of the Corporation's stock incentive plan. After transfer, certain of these stock options were no longer beneficially owned (Mr. Kogan 347,000; Mr. Connors 48,200).

(b) None of the named executive officers employed by the Corporation as of December 31, 2001 exercised any stock options during the last fiscal year. Mr. Cesan did not exercise any stock options during the last fiscal year through July 15, 2001, the date of his resignation from the Corporation.

(c) Based on the difference between the closing price of Common Shares on the New York Stock Exchange on December 31, 2001 of $35.81 and the exercise price of the option.

(d) In October 2001 Mr. Cesan exercised stock options for 391,560 Common Shares at an exercise price of $36.27 per share.

                               PENSION PLAN TABLE

     The approximate total annual benefits payable upon retirement at age 65 in specified compensation and years of service classifications are shown in the following table.

     HIGHEST AVERAGE ANNUAL                          APPROXIMATE ANNUAL BENEFIT
   COMPENSATION FOR ANY PERIOD     --------------------------------------------------------------
 OF 60 CONSECUTIVE MONTHS DURING    15 YEARS     20 YEARS     25 YEARS     30 YEARS     35 YEARS
  LAST 120 MONTHS OF EMPLOYMENT    OF SERVICE   OF SERVICE   OF SERVICE   OF SERVICE   OF SERVICE
---------------------------------  ----------   ----------   ----------   ----------   ----------
$ 800,000........................  $  280,000   $  320,000   $  360,000   $  400,000   $  440,000
 1,000,000.......................     350,000      400,000      450,000      500,000      550,000
 1,200,000.......................     420,000      480,000      540,000      600,000      660,000
 1,600,000.......................     560,000      640,000      720,000      800,000      880,000
 2,000,000.......................     700,000      800,000      900,000    1,000,000    1,100,000
 2,200,000.......................     770,000      880,000      990,000    1,100,000    1,210,000
 2,400,000.......................     840,000      960,000    1,080,000    1,200,000    1,320,000
 2,600,000.......................     910,000    1,040,000    1,170,000    1,300,000    1,430,000
 2,800,000.......................     980,000    1,120,000    1,260,000    1,400,000    1,540,000
 3,000,000.......................   1,050,000    1,200,000    1,350,000    1,500,000    1,650,000
 3,200,000.......................   1,120,000    1,280,000    1,440,000    1,600,000    1,760,000
 3,400,000.......................   1,190,000    1,360,000    1,530,000    1,700,000    1,870,000
 3,600,000.......................   1,260,000    1,440,000    1,620,000    1,800,000    1,980,000

     The table above reflects benefits on a life annuity basis and amounts payable are not subject to Social Security or other offset. Retirement benefits under the Corporation's nonqualified plans are payable on an annuity basis or on a present value lump sum basis at the election of the executive. Covered compensation consists of salary and bonus which, for the named executive officers, is shown in the Summary Compensation Table on page 11. The credited years of service as of December 31, 2001 are: Mr. Connors (24 years); Mr. Doliveux (11 years); Mr. Kogan (19 years); Mr. Wyszomierski (18 years); and Mr. Zahn (9 years).

     Under his employment agreement referred to on page 12, Mr. Kogan is entitled to receive a minimum annual benefit of 55% of final average annual compensation upon retirement at or after age 62, and his wife is entitled to a minimum annual survivor's benefit of 45% of such final average annual compensation after his death. If Mr. Kogan's employment is terminated at any time (a) by the Corporation without cause or for disability, or (b) by him for good reason or within the 30-day period following the first anniversary of a Change of Control, he would be entitled to the same minimum percentage annual pension and his wife would be entitled to the same minimum percentage annual survivor's benefit as though he had retired at or after age 62. In any case the components of his final average annual compensation are set forth in his employment agreement. In the event of the death of Mr. Kogan during the term of his employment agreement, his surviving spouse will be entitled to receive a minimum annual survivor's benefit of 45% of his final average annual compensation. Retirement benefits provided to Mr. Kogan under his employment agreement is payable on an annuity basis or on a present value lump sum basis at the election of the executive. The Corporation has treated Mr. Cesan as a retiree for the purposes of his pension benefits. He is receiving an annual benefit equal to 55% of his final average annual compensation, and his surviving spouse is entitled to receive an annual survivor's benefit of 45% of such final average annual compensation after his death.

                               PERFORMANCE GRAPH
                     COMPARISON OF CUMULATIVE TOTAL RETURN
                   FOR THE FIVE YEARS ENDED DECEMBER 31, 2001

                              [PERFORMANCE GRAPH]

-----------------------------------------------------------------------------------------------------------
                                              1996       1997       1998       1999       2000       2001
-----------------------------------------------------------------------------------------------------------
 Schering-Plough Corp.                         100        195        350        271        368        236
 Composite Peer Group                          100        155        224        197        273        247
 S&P 500 Index                                 100        133        171        208        189        171

     The graph above assumes a $100 investment on December 31, 1996, and reinvestment of all dividends, in each of the Corporation's Common Shares, the S&P 500 Index, and a composite peer group of the following drug and health care companies: Abbott Laboratories, American Home Products Corporation, Bristol-Myers Squibb Company, Johnson & Johnson, Eli Lilly and Company, Merck & Co., Inc., Pfizer Inc. and Pharmacia Corporation.

            EXECUTIVE COMPENSATION AND ORGANIZATION COMMITTEE REPORT

PRINCIPLES AND PROGRAM

     The Corporation's executive compensation program is designed to serve the Corporation's broader strategic goals of profitable growth and the creation of long-term shareholder value. The program is fundamentally a pay for performance program designed to:

     - ensure the Corporation's ability to attract and retain superior executives;

     - strongly align the interests of the Corporation's executives with those of its shareholders; and

     - provide a compensation package that balances individual contributions and overall business results.

     The Executive Compensation and Organization Committee is responsible for setting the Corporation's executive compensation policy. The Committee consists of six directors who are not employees of the Corporation and are not eligible to participate in the Corporation's executive compensation programs.

     In determining executive compensation, the Committee evaluates both the total compensation package and its individual elements. As part of its review, the Committee considers compensation data for companies which represent direct competitors for executive talent. The data, which is developed by established, independent compensation consultants, includes information on those drug and health care companies within the peer index used in the performance graph in the proxy statement (the "Peer Group") and other pharmaceutical and consumer products companies, including some for which public information is not available. The selection of the Corporation's principal compensation consultant is ratified annually by the Committee.

TOTAL COMPENSATION

     An executive's total compensation consists of three elements: base salary, an annual incentive bonus, and long-term stock-based compensation (stock options and restricted stock awards).

BASE SALARY

     The Committee assesses a number of factors in fixing the salary of the executive officers (including those executive officers named in the proxy statement). Those factors typically include: the responsibility of the individual's position, the individual's performance, the Corporation's overall financial performance, certain non-financial indicators of corporate performance, and the business and inflationary climate. In the case of executive officers with responsibility for a particular business unit, the Committee also considers that unit's financial results. Non-financial indicators may include, among other things, strategic developments for which an executive officer has responsibility (such as acquisitions or product approvals or development), managerial performance (such as succession planning, resource allocation and social responsibility) and compliance with the Corporation's policies and procedures. The evaluation of an executive's non-financial indicators is reflected in the executive's performance rating.

     Each year, the Committee reviews with the Chief Executive Officer his performance ratings of the other executive officers and evaluates compensation levels against levels at the competitor companies. Established, independent compensation consultants are used to confirm that salary levels are within the range of those offered by the competitor companies. To ensure that compensation policy for executive officers is consistent with overall Corporation results and executive compensation strategies, the Committee reviews the compensation awarded to approximately 90 of the Corporation's most highly compensated executives.

     The Committee targets salaries of the Corporation's executive officers to fall within a range above the median but below the high end of the salary levels at the competitor companies, except that the salaries of Messrs. Kogan and Cesan for 2001 were set at the median of the range. In fixing the salaries of the executive officers for 2001, the Committee considered the Corporation's overall financial performance in 2000 and the non-financial indicators reflected in individual performance ratings also in 2000, although no particular weighting was assigned to any specific aspect of corporate performance.

ANNUAL INCENTIVE BONUS

     The Executive Incentive Plan, the Corporation's bonus plan, allows the Committee to interpret and administer the Plan, and make annual cash awards to the executive officers, based on certain financial and non-financial indicators of corporate performance.

     In 1999, the shareholders approved the executive incentive bonus program, including performance goals, for certain senior executive officers, including the Chairman and Chief Executive Officer and the other executive officers named in the proxy statement. Under this program, the amount of cash incentive bonus that the Committee may award under the Executive Incentive Plan to these executive officers for any year is determined by a formula established by the Committee which may incorporate any one or more of the following performance goals: pre-tax earnings, earnings per share or return on equity. The Committee may, in its discretion, reduce the amount of the incentive bonus award determined under the program formula. However, the Committee may not increase the amount of any incentive bonus award determined under the program formula. In no event may an incentive bonus award for any year to any covered executive officer exceed the maximum award specified in the program.

     For 2001, the Committee fixed specified percentages of base salary as target incentive bonus awards for the covered executive officers, and each of the three performance goals was assigned a one-third weighting toward the attainment of the target award. The performance goal for pre-tax earnings for 2001 was the Corporation's income before income taxes in the Corporation's 2001 operating plan as approved by the Committee. The performance goal for earnings per share for 2001 was the average of the First Call Corporation consensus projected earnings per share growth of the Peer Group for the corresponding fiscal year. The performance goal for return on equity for 2001 was the average return on equity of the Peer Group for the five consecutive years ending with the second year prior to the commencement of 2001. Actual earnings per share, return on equity and pre-tax earnings were based upon amounts reported in the Corporation's financial statements in its Annual Report to shareholders, as adjusted for accounting changes and other special items identified by the Committee and certified by the Corporation's independent auditors.

     In 2001, the Corporation did not fully meet all of the performance goals set forth in the pre-established formula set by the Committee for Messrs. Kogan, Connors, Wyszomierski, Zahn and Doliveux to receive their target incentive bonus awards, primarily due to the effect on operations of the regulatory and compliance difficulties experienced by the Corporation that year. The Committee has certified that the return on equity performance goal was met, that the pre-tax earnings and earnings per share targets were not fully met and that the other material terms of the executive incentive bonus program were satisfied for 2001. Notwithstanding that the named executive officers would have been entitled to 56.7% of their target bonuses based on the pre-established formula, in light of the effect on operations of the regulatory and compliance difficulties experienced by the Corporation in 2001, the Committee eliminated the cash bonuses for 2001 for the named executive officers. The Committee believes that this result is appropriate and consistent with the purpose of the executive incentive bonus program, which is to provide financial rewards to those senior executive officers only as warranted by the Corporation's business performance, as determined by a pre-established formula. The lack of bonuses in 2001 for those senior executive officers reflects the Committee's goal of aligning the interests of the Corporation's executives with those of its shareholders.

     The amount of cash awards to the corporate executive officers who are not covered by the executive incentive bonus program also bears a significant relationship to corporate performance. The Committee awards bonuses to these officers based principally on the same performance goals used in the executive incentive bonus program, with the pre-tax earnings goal assigned a weighting of 35%, and the earnings per share and return on equity goals each assigned a 20% weighting, except for one officer whose goals include his business unit's performance. In awarding a bonus to these executive officers, the Committee also considers the non-financial factors reflected in an individual's performance rating. However, those non-financial factors cannot constitute the basis for more than 25% of the target bonus award. For 2001, these executives were awarded bonuses in accordance with the Executive Incentive Plan formula.

STOCK-BASED COMPENSATION

     Under the 1997 Stock Incentive Plan, which was approved by shareholders, the Committee may grant stock options and restricted stock awards to the executive officers and other key employees. The Committee believes that the Corporation's long-term stock-based compensation aligns the interest of executive officers with that of the shareholders, as any appreciation in the price of the stock will benefit all shareholders commensurately. This is particularly true in the case of the restricted stock awards, because they are distributed over a five-year period. Also, the five-year distribution period for the restricted stock awards and the minimum three-year vesting period for retention stock options granted to certain executive officers and key employees in 2000 serve as an inducement for the officers and key employees to remain with the Corporation.

     The Committee sets fixed guidelines for the size of regular annual stock option grants and restricted stock awards for each executive grade level within the Corporation, other than the grade level of the Chairman and Chief Executive Officer, based on the stock-based compensation levels at the competitor companies. Under the guidelines, the Committee grants stock options and restricted stock awards to each executive officer in specified amounts based on the officer's executive grade level and individual performance rating. In determining regular annual awards of stock-based compensation the Committee focuses on multi-year trend data and targets such awards to fall within a range above the median but below the high end of the stock-based compensation levels at the competitor companies. However, for 2001, the stock-based compensation levels for Mr. Kogan were set by the Committee in its discretion taking into consideration the factors described below under "Compensation of the Chairman and Chief Executive Officer for 2001" and the long-term nature of stock-based compensation. Average awards of regular annual stock-based compensation to the executive officers subject to fixed share guidelines fell within the target range in 1999 and 2000 and fell below the target range in 2001.

     STOCK OPTIONS -- The Committee relies on a valuation of stock options provided by independent compensation consultants using the Black-Scholes methodology as a basis for valuation. Stock options are awarded with an exercise price equal to the market price at the time of grant. Regular annual options are generally first exercisable after one year and generally are exercisable for a term of ten years. Retention options generally become exercisable in three equal annual installments beginning on the third anniversary of the grant date and generally are exercisable for a term of ten years. The actual value of any options granted will depend entirely on the extent to which the Corporation's Common Shares have appreciated in value at the time the options are exercised.

     RESTRICTED STOCK AWARDS -- Under the 1997 Stock Incentive Plan, shareholders approved performance goals for restricted stock awards for certain senior executive officers, including the Chairman and Chief Executive Officer and the other executive officers named in the proxy statement. The full vesting of the restricted stock award to a covered executive officer is subject to the attainment of the performance goal for earnings per share or return on equity or pre-tax earnings described above under "Annual Incentive Bonus." If none of the performance goals are fully met then the vesting of the restricted stock award to a covered executive is based on an average of the degree to which the three performance goals are achieved. The awards are assigned a dollar value based on the share price at the time the award is made. Vested award shares are distributable ratably over five years. The Committee has certified that the return on equity performance goal was satisfied for 2001. Notwithstanding the fact that the named executive officers would have been entitled to receive their full stock awards had the pre-established formula been applied, the Committee, with the prior consent of the named executive officers, reduced the restricted stock awards for each of those named executive officers to 52.8% of their original award levels. The Committee believes that this significant reduction in the restricted stock awards which vested for those senior executive officers is appropriate in light of the Corporation's results in 2001, and reflects the Committee's goal of aligning the interests of the Corporation's executives with those of its shareholders.

     The vesting of restricted stock awards for the Corporation's executive officers who are not covered by the restricted stock award program is not subject to a performance condition. The awards are assigned a dollar value based on the share price at the time the award is made and are distributable ratably over five years.

COMPENSATION OF THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER FOR 2001

     In setting Mr. Kogan's base salary, the Committee evaluates the same factors which it considers in establishing the salary levels of the executive officers generally, as well as the limitations of Section 162(m) of the Internal Revenue Code relating to deductibility of certain executive compensation. In addition, the Committee considers the status of Mr. Kogan as the Corporation's most senior officer and the important role he has in achieving overall corporate goals. In granting stock options and restricted stock awards to Mr. Kogan, the Committee sets no fixed guideline, but takes into consideration his total compensation package and competitive compensation data, the long-term nature of stock options and restricted stock awards, overall corporate financial performance, his role in attaining those results, and the number of options and stock awards previously granted, although no particular weighting is assigned to any factor.

     Mr. Kogan was awarded a base salary of $1,430,000 for 2001. The base salary awarded to Mr. Kogan was set at the median of comparable positions at the competitor companies, while establishing an overall compensation structure tied to corporate performance.

     Mr. Kogan is subject to a long-term employment contract. The Committee believes that given Mr. Kogan's record, his status in the industry, and his experience and leadership, his contract significantly benefits the Corporation and the shareholders by securing Mr. Kogan's services as Chairman of the Board and Chief Executive Officer for the future and by encouraging him to focus on the long-term strategic interests of the Corporation.

     As described above under "Annual Incentive Bonus," Mr. Kogan did not receive a bonus for 2001. In 2001, the Committee granted Mr. Kogan 368,000 stock options and a restricted stock award for 193,000 shares. As described above under "Stock-Based Compensation -- Restricted Stock Awards," the number of restricted stock award shares which vested for Mr. Kogan for 2001 was reduced by the Committee to 101,905 shares.

INTERNAL REVENUE CODE SECTION 162(m)

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the Chairman and Chief Executive Officer and the four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The Committee has structured the annual incentive bonus, deferred compensation and long-term equity-based compensation programs for its most senior executives so that such bonuses and restricted stock awards should constitute qualifying performance-based compensation under Section 162(m). The Committee also recognizes that unanticipated future events, such as a Change of Control of the Corporation or a change in executive personnel, could result in a disallowance of compensation deductions under Section 162(m). Moreover, the Committee may from time to time award compensation that is non-deductible under Section 162(m) when, in the exercise of the Committee's business judgment, such award would be in the best interests of the Corporation.

                                          EXECUTIVE COMPENSATION AND
                                          ORGANIZATION COMMITTEE

                                             James Wood, Chairman
                                             Hans W. Becherer
                                             Donald L. Miller
                                             H. Barclay Morley
                                             Richard de J. Osborne
                                             Patricia F. Russo

             FINANCE, COMPLIANCE AND AUDIT REVIEW COMMITTEE REPORT

     The Finance, Compliance and Audit Review Committee of the Corporation's Board of Directors is comprised of six independent directors and operates under a written charter adopted by the Board. The Committee is appointed by the Board to assist the Board in its oversight function by monitoring, among other things, the Corporation's financial reporting process and the independence and performance of the Corporation's independent auditors and internal auditing department. It is the responsibility of executive management of the Corporation to prepare financial statements in accordance with generally accepted accounting principles and of the Corporation's independent auditors to audit those financial statements.

     In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Corporation's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended.

     In addition, the Committee has discussed with the independent auditors, the auditor's independence from the Corporation and its management, including the matters in the written disclosures and the letter required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). Further, the Committee has considered whether providing financial information systems design and implementation services and other non-audit services by the independent auditors is compatible with maintaining the auditor's independence.

     Further, the Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Corporation's internal controls, and the overall quality of the Corporation's financial reporting. During the past year, the Committee met privately with the independent auditors four times and the head of the Corporation's internal auditing department one time.

     Based on the reviews and discussions referred to above, and subject to the limitations on the role and responsibilities of the Committee referred to above and set forth in the charter, the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

     Each of the members of the Finance, Compliance and Audit Review Committee is independent as defined under the listing standards of the New York Stock Exchange.

                                          FINANCE, COMPLIANCE AND
                                          AUDIT REVIEW COMMITTEE

                                             Richard de J. Osborne, Chairman
                                             Hans W. Becherer
                                             Regina E. Herzlinger
                                             H. Barclay Morley
                                             Robert F. W. van Oordt
                                             Arthur F. Weinbach

                            DESIGNATION OF AUDITORS

     Upon the recommendation of the Finance, Compliance and Audit Review Committee, the Board of Directors has designated Deloitte & Touche LLP to audit the books and accounts of the Corporation for the year ending December 31, 2002, and will offer a resolution at the meeting to ratify the designation. Deloitte & Touche LLP has been the principal auditor of the Corporation since the Corporation was formed in 1970. Representatives of Deloitte & Touche LLP will be present at the meeting to respond to appropriate questions, and they will have an opportunity, if they desire, to make a statement.

     Aggregate fees billed to the Corporation for the year ended December 31, 2001 by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively "Deloitte & Touche") which includes Deloitte Consulting, are as follows:

Audit Fees.........................  $3,058,000
                                     ==========
Financial Information Systems
  Design and Implementation
  Fees(a)..........................  $1,807,900
                                     ==========
  Accounting, Audit and Tax-Related
     Fees(b).......................  $1,906,400
  Other Consulting Fees............  $  144,700
                                     ----------
Total All Other Fees...............  $2,051,100
                                     ==========

     The Corporation will not engage Deloitte & Touche LLP or any of its affiliates to perform consulting or financial information systems design and implementation services for it or to assist it with the internal audit function in 2002.
---------------
(a) Includes fees to Deloitte Consulting. Deloitte & Touche has recently announced its intent to separate Deloitte Consulting from the firm.

(b) Includes fees for tax return preparation, audits of employee benefit plans, due diligence and related services on acquisitions, accounting consultation and assistance provided to the Corporation's internal audit function.

                     APPROVAL OF 2002 STOCK INCENTIVE PLAN

     The use of stock incentives to secure and retain employees of outstanding ability, to further align the interests of employees with the interests of the shareholders, to encourage greater stock ownership by, and to provide added incentive to, those employees who carry a significant part of the responsibility for the success of the business has been and remains important in American industry.

     The 1997 Stock Incentive Plan approved by the shareholders, under which options and awards are currently being granted, provides that no more options or awards may be granted under that Plan after December 31, 2002. Therefore, the Board of Directors has adopted the 2002 Stock Incentive Plan (the "2002 Plan"), subject to the approval thereof by the affirmative vote of a majority of the votes cast at the Annual Meeting by shareholders entitled to vote on the 2002 Plan. If the 2002 Plan is approved, the Corporation will not issue any of the approximately 13.4 million Common Shares which remain available for issuance as options or awards under the 1997 Stock Incentive Plan following the Annual Meeting. A copy of the 2002 Plan is attached hereto as Exhibit A, and the statements made in this Proxy Statement with respect to the 2002 Plan are qualified and subject to the more complete information set forth therein.

     Subject to adjustment as provided in the 2002 Plan, the 2002 Plan authorizes the granting of up to 72 million Common Shares of the Corporation through (i) incentive stock options and nonqualified stock options and (ii) awards of Common Shares in the form of Deferred Stock Units (the "Units"), to such officers and other employees of the Corporation and its subsidiaries and affiliates as may be designated by the

Executive Compensation and Organization Committee (the "Committee") of the Board; provided that the maximum number of such shares which may be awarded in the form of Units is 30 million. All employees are eligible to receive options and awards under the 2002 Plan. Directors who are not employees of the Corporation or its subsidiaries and affiliates are not eligible to participate. No participant in the 2002 Plan may be granted awards or options covering in excess of 3,000,000 Common Shares in any fiscal year, subject to adjustment as provided in the 2002 Plan.

     The Committee will administer the 2002 Plan, approve the eligible participants who will receive options and awards, and determine the form and terms of the options and awards. Subject to certain limitations, the Committee may from time to time delegate some or all of its authority under the 2002 Plan as it deems appropriate.

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), provides that public companies may not deduct compensation paid to the chief executive officer or any of the four most highly compensated officers ("Covered Employees") to the extent it exceeds $1,000,000 in any one tax year, unless, among other reasons, the payments are made based upon the attainment of objective performance goals that are approved by shareholders. The 2002 Plan is designed so that all awards of Common Shares designated as "Performance Awards" (as described below) that are made to Covered Employees will be considered performance-based and hence fully deductible, so long as the 2002 Plan is approved by a majority of the votes cast by the shareholders of the Corporation. However, the Committee will have the discretion to grant awards to Covered Employees that will not qualify for the exemption from Section 162(m). Moreover, in certain cases such as death, disability or Change of Control (as described below), Performance Awards will become payable even though the performance goals are not met, in which event the Performance Awards will not be exempt from
Section 162(m) and the Corporation (or a successor thereto) might lose part or all of its tax deduction.

     Under the terms of the 2002 Plan, the Committee may from time to time grant options to purchase Common Shares of the Corporation at a price (payable in cash and/or Common Shares) which may not be less than the fair market value of the Common Shares, as determined by the closing price on the New York Stock Exchange, Inc. on the day the option is granted. Generally, options may not be exercised later than ten years after the day of grant.

     No option may be exercised until the employee has remained in the continuous employ of the Corporation and/or its subsidiaries and affiliates for one year (or if the Committee so determines, such shorter period) after the option is granted, except in the case of termination of employment because of death or permanent disability or a Change of Control (as defined in the 2002
Plan). Except as set forth below, an option may only be exercised during employment or during the three months following termination of employment for any reason (including sale, divestiture or spin-off of any subsidiary or affiliate for which the employee works) other than death, permanent disability or retirement. Upon termination of employment for cause, an option (whether vested or unvested) may no longer be exercised. After termination of an optionee's employment with the Corporation or any of its subsidiaries or affiliates on account of death or permanent disability, stock options generally may be exercised at any time during the stated option period, regardless of whether they were exercisable at the time of termination. After an optionee retires from the Corporation or any of its subsidiaries or affiliates, the optionee's stock options generally may thereafter be exercised to the extent to which they were exercisable at the time of the optionee's retirement (unless the Committee, in its discretion, determines otherwise), and may be exercised at any time during the stated option period. In the event of death prior to the expiration of the option period following termination of employment for permanent disability or retirement, options generally may be exercised during the stated option period. An option may not be exercised after the expiration of the stated period of the option, except that if the optionee dies within one year prior to the expiration date, any non-qualified option may be exercised for a minimum of one year from the date of death.

     The 2002 Plan provides that the Committee may establish option exercise procedures for purposes of permitting an optionee to defer compensation.

     The Federal income tax treatment of options under the 2002 Plan will be generally as follows:

        (a) no income is realized by the recipient of an option at the time of grant;

          (b) upon exercise of a nonqualified option, ordinary income is realized by the optionee in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price, and subject to the limitations described below, the Corporation receives a tax deduction for the same amount; upon disposition of the shares, appreciation or depreciation after the exercise date is treated as either short-term or long-term capital gain or loss; certain additional rules apply if the option price for an option is paid in shares previously owned by the optionee; and

          (c) upon exercise of an incentive stock option, no income is realized by the optionee and the Corporation receives no tax deduction provided the optionee holds the shares for at least one year from the date of exercise and two years from the date of grant; if the shares are held for such periods, appreciation or depreciation from the option price is treated as long-term capital gain or loss by the optionee upon disposition; however, the excess of the fair market value of the shares as of the date of exercise over the option price will constitute an adjustment to taxable income for purposes of the alternative minimum tax; if the shares are not held for such periods, the excess of the fair market value of the shares on the date of exercise or, if less, the fair market value on the date of disposition, over the option price will be taxable as ordinary income to the optionee at the time of disposition, and subject to the limitations described below, a corresponding deduction by the Corporation will be allowable; certain additional rules apply if the option price for an option is paid in shares previously owned by the optionee.

     The Corporation's deductions described above might not be available if options vest as a result of a Change of Control (as described below).

     The foregoing discussion is for general information only, and is not intended as tax advice to any individual. It does not address the state, local or foreign tax treatment of options under the 2002 Plan.

     Under the 2002 Plan, the Committee may make awards of Units, which are payable in Common Shares of the Corporation, commencing not earlier than six months following the date of the award (unless accelerated by the Committee), in a single installment or in up to five equal or unequal annual installments. Each Unit is equivalent to one Common Share of the Corporation. Upon termination of employment for any reason other than retirement, disability or death, any award of Units not distributable as of the date of such termination of employment shall be forfeited with respect to such undistributed amount. In the event of termination of employment because of retirement within one year after an award is made, such award will also be forfeited, unless the Committee, in its sole discretion, waives such forfeiture. If an employee or former employee dies or becomes permanently disabled, the employee, former employee or his or her designated beneficiaries will generally receive an immediate distribution of the number of Units then credited to such employee or former employee's account, as described in the 2002 Plan. Dividend equivalents will be paid on undistributed Units when dividends are payable on the outstanding Common Shares of the Corporation.

     The Committee may designate an award of Units as a "Performance Award" and condition the vesting of such Units upon the attainment of specified levels of one or more of the following performance goals: earnings per share, return on equity, profit before taxes, operating profit or cash flow. Shareholder approval of the 2002 Plan shall constitute approval of these performance goals for purposes of qualifying Performance Awards for the exception from the deductions limitations of Section 162(m) of the Code described above.

     The 2002 Plan provides that the Committee may establish procedures for the distribution of shares distributable pursuant to Units for purposes of permitting an awardee to defer compensation.

     The 2002 Plan provides that in the event of a Change of Control (as defined in the 2002 Plan): (i) each outstanding stock option will immediately become exercisable in full; (ii) all Performance Awards will be considered to be earned and payable in full and any Units (whether or not Performance Awards) credited to a participant's account but not yet distributed will be paid out in cash at a dollar value per Unit equal to, in general, the higher of (x) the highest reported sales price of the Common Shares in the 60-day period ending on the date of the Change of Control and (y) if the Change of Control is the result of a tender or exchange offer or a Business Combination (as defined in the 2002 Plan), the highest price paid for the Common Shares in such tender or exchange offer or Business Combination (the "Change of Control Price"); and (iii) during the 60-day period following the Change of Control, a participant holding a stock option will have the right to surrender all or part of his or her option or right to the Corporation (or its successor, if applicable) and receive a cash payment equal to the difference between the option price and the Change of Control Price (or the fair market value of the Common Shares on the date of exercise, in the case of incentive stock options).

     The 2002 Plan provides for the use of authorized but unissued shares, or treasury shares. Subject to the approval of the 2002 Plan by the shareholders, and to the extent that treasury shares are not used, authorized but unissued Common Shares of the Corporation have been reserved for issuance upon exercise of options or distribution of awards granted under the 2002 Plan.

     In the event of a change in the capital of the Corporation or other change or exchange involving the outstanding Common Shares due to a stock dividend, stock split, combination of shares, spin-off, recapitalization, merger, consolidation or other corporate reorganization, or other similar corporate event, the number and kind of shares subject to the 2002 Plan and/or the number of Units or option values or prices will be appropriately and equitably adjusted to maintain the value and/or option prices thereof.

     No options or awards may be granted under the 2002 Plan after December 31, 2007, but options or awards theretofore granted may extend beyond that date. The 2002 Plan may be discontinued by the Board of Directors at any time, but no termination may impair the rights of any holders of options or awards granted prior thereto.

     The Board of Directors of the Corporation may alter or amend the 2002 Plan at any time. No such amendment, however, may, without shareholder approval, (i) increase the total number of shares reserved for purposes of the 2002 Plan, except to reflect changes in the capitalization of the Corporation as provided in the 2002 Plan, (ii) permit grants of options with an option price less than the fair market value at the time the option was granted, except to reflect changes in the capitalization of the Corporation as provided in the 2002 Plan, or (iii) extend the duration of the 2002 Plan. Subject to certain limitations, the Committee may amend the terms of any award or option retroactively or prospectively, but the 2002 Plan does not permit the Committee to reduce the option price to an amount less than the fair market value at the time the option was granted, except to reflect changes in capitalization as provided under the 2002 Plan or in connection with cashless exercises, or take any action which would cause a Performance Award to fail to be exempt from Section 162(m) of the Code. The Committee has the power to interpret the 2002 Plan and to make all other determinations necessary or advisable for its administration.

     Benefits under the 2002 Plan to the Chairman and Chief Executive Officer and the other executive officers named in the Summary Compensation Table on page 11, to the current executive officers of the Corporation, and to the other employees of the Corporation are not currently determinable because the 2002 Plan is discretionary. Information with respect to grants to the Chairman and Chief Executive Officer and the other executive officers named in the Summary Compensation Table under the 1997 Stock Incentive Plan in 2001 is disclosed in the Summary Compensation Table on Page 11.

     The closing market price on February 28, 2002 of one Common Share of the Corporation on the New York Stock Exchange, Inc. was $34.49 per share.

                              SHAREHOLDER PROPOSAL

     The Society of the Holy Child Jesus Generalate, a shareholder, has informed the Corporation of its intention to present the proposal set forth below for consideration at the Annual Meeting. The proposal is also being co-sponsored by 15 other shareholders. The names, addresses and stock ownership of each of these shareholders will be furnished by the Secretary of the Corporation to any shareholder promptly upon receipt of an oral or written request therefor.

     WHEREAS:

     We believe that access to needed health care services and products is essential to human development;

     Pharmaceutical products play a significant role in restoring, maintaining and enhancing human health;

     Millions of Americans lack access to prescription medicines or pay dearly for them because they are uninsured or under-insured;

     Because the industry prices pharmaceuticals very differently for retail and for group purchasers, people buying at local retail pharmacies pay the highest out-of-pocket prices for the medicines they need;

     A Report prepared for the President by the Department of Health and Human Services (Prescription Drug Coverage, Spending, Utilization, and Prices, April 2000) found that:

     - For the most commonly prescribed drugs, the price difference between cash customers and those with third-party coverage grew substantially larger between 1996 and 1999.

     - In 1999, for a quarter of the most common drugs, the price difference between cash and third parties (group purchasers) was over 20%.

     - Neither the wholesalers nor the retailers are creating the high prices. The wholesale markup, after purchase from the manufacturer, is "generally small, perhaps 2% - 4%." (ch.3, p.101). The Report also suggested that local pharmacy profit margins have been falling in recent years; (p.103).

     May 2001 report by the National Institute for Health Care Management Foundation found that while doctors are writing more prescriptions for higher-cost drugs, price increases accounted for 22% of the increase in retail spending on prescription drugs in the year 2000; (NY Times, May 11, 2001).

     RESOLVED:

     Shareholders request the Board of Directors to report to shareholders by September 2002 on the creation and implementation of a policy of price restraint on prescription drugs, utilizing a combination of approaches to keep drug prices at reasonable levels (withholding any competitive information, and at reasonable cost).

SUPPORTING STATEMENT: We suggest that the policy include a restraint on each individual drug and that it not be based on averages which can mask tremendous disparities: a low price increase for one compound and a high price increase for another; one price for a "favored customer" (usually low) and another for the retail customer (usually high).

     We appreciate the need for research and the role that our company has played in the development of new medicines. We are also aware that the cost of research is only one determinant for the final price of a drug. Advertising is another significant company expenditure, and now includes "direct to consumer" campaigns. Schering-Plough spent $3.48 billion on Marketing/Advertising/Administration in the year 2000. Thus, we believe that price restraint can be achieved without sacrificing necessary research efforts.

     We urge a vote FOR this resolution.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THIS PROPOSAL.

     The Corporation is committed to responsible drug pricing and finding mechanisms to ensure access to necessary medicines for uninsured and underinsured patients. The Corporation has and continues to restrain price increases to various government purchasers such as the Veterans Administration and the Public Health Service, and it voluntarily participates in numerous state-run programs benefiting needy senior citizens. The Corporation also strongly supports modernizing the Medicare program so that seniors and the disabled will have access to an outpatient drug benefit administered through the private sector. In addition, the Corporation has a long-standing policy of providing prescription drugs free of charge to financially needy patients as well as working with patients and physicians to assist in determining patient eligibility for other forms of public and private financial assistance.

     Your Board of Directors believes that it would be inappropriate and contrary to the best interests of the Corporation and its shareholders to create the specific policy required by this proposal. By adopting such a policy, the Board would dispense with prudent business practices that the Corporation employs in reaching decisions on prescription drug prices, including consultation with clinical and marketing professionals and consideration of such issues as cost of research and development, patient affordability and potential avoidability of hospitalization and other costs, potential competition, discounts, rebates and price reductions available to governmental and private purchasers, added value a product brings to quality of life, cost of goods, and ensuring a fair return to shareholders.

     Furthermore, your Board of Directors believes that the Corporation's pricing practices are reasonable and that this shareholder proposal raises potential competitive problems. Publication of the requested report on policies and pricing procedures could put the Corporation at a disadvantage in the highly competitive markets in which it operates -- the very markets that foster innovation and price competition.

     New pharmaceuticals not only can save more lives and improve patients' well-being, they can be the most cost-effective component of a health care system. The costs and risks of developing pharmaceuticals are so high -- the Corporation invested $1.312 billion in research and development in 2001 alone -- that the artificial pricing mechanism suggested by this shareholder proposal could diminish available investment funds and act as a disincentive to the Corporation to continue investing in breakthrough-medicine research. Your Board of Directors recommends a vote against this proposal.

                                 OTHER BUSINESS

     The By-laws of the Corporation provide a formal procedure for bringing business before the Annual Meeting. A shareholder proposing to present a matter before the Annual Meeting is required to deliver to the Secretary of the Corporation, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's Annual Meeting (or in the event that the date of the Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, not earlier than the 120th day prior to the Annual Meeting and not later than the later of the 90th day prior to the Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation), a notice with a brief description of the business desired to be brought, the reasons for conducting such business, the name and address of the shareholder and the number of shares of the Corporation's stock the shareholder beneficially owns, and any material interest of the shareholder in such business. If these procedures are not complied with, the proposed business will not be transacted at the Annual Meeting. Such By-law provisions are not intended to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     Pursuant to Rule 14a-4 under the Exchange Act, if a shareholder notifies the Corporation after January 25, 2003 of an intent to present a proposal at the Corporation's 2003 Annual Meeting (and for any reason the proposal is voted upon at that Annual Meeting), the Corporation's proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in its proxy materials.

     The Board of Directors knows of no other business which will be presented at the meeting. If, however, other matters are properly presented, the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their best judgment.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Joseph C. Connors, an officer, reported one transfer of 1,300 Common Shares to his wife in 1995 and one transfer of 1,839 Common Shares from his wife to him in 1996. Due to subsequent stock splits, Mr. Connors' holdings increased, as reported in 2002, by 2,156 Common Shares. These transfers did not alter the total number of Common Shares held directly and indirectly by Mr. Connors.

                            SOLICITATION OF PROXIES

     The Corporation has retained Morrow & Co. to solicit proxies for a fee of $17,500, plus reasonable out-of-pocket expenses. Solicitation of proxies will be undertaken through the mail, in person and by telecommunications and may include solicitation by officers and employees of the Corporation. Costs of solicitation will be borne by the Corporation.

                      2003 ANNUAL MEETING OF SHAREHOLDERS

     If any shareholder intends to present a proposal for consideration at the 2003 Annual Meeting of Shareholders, such proposal must be received by the Corporation not later than November 11, 2002 for inclusion, pursuant to Rule 14a-8 under the Exchange Act, in the Corporation's proxy statement for such meeting. Such proposals also will need to comply with SEC regulations regarding the inclusion of shareholder proposals in Corporation-sponsored proxy materials.

                                                                      Exhibit A

                           2002 STOCK INCENTIVE PLAN

1.  PURPOSE OF PLAN

     The purpose of the Schering-Plough Corporation 2002 Stock Incentive Plan (hereinafter called the "Plan") is to aid Schering-Plough Corporation (hereinafter called the "Company") and its subsidiaries and affiliates (whether incorporated or unincorporated) in securing and retaining employees of outstanding ability and to provide additional motivation to such employees to exert their best efforts on behalf of the Company and its subsidiaries and affiliates. The Company expects that it will benefit from the added interest which such employees will have in the welfare of the Company as a result of their ownership or increased ownership of the Company's Common Shares ("Common Stock").

2.  STOCK SUBJECT TO THE PLAN

     Subject to adjustment as provided in Paragraph 11, the total number of shares of Common Stock of the Company that may be awarded or optioned under the Plan is 72,000,000; provided that the maximum number of such shares which may be awarded in the form of Deferred Stock Units (hereinafter sometimes called "Units") is 30,000,000. The shares may consist, in whole or in part, of unissued shares or treasury shares. Any shares subject to an award hereunder that shall not be issued because of the forfeiture of such award and any shares optioned hereunder that shall cease to be subject to the option may again be awarded or optioned under the Plan. In addition to the foregoing limitations, no participant may be granted awards or options covering in excess of 3,000,000 shares of Common Stock in any fiscal year, subject to changes in capital as described in Paragraph 11.

3.  ADMINISTRATION

     The Executive Compensation and Organization Committee of the Board of Directors (hereinafter called the "Committee") consisting of two or more members of the Board of Directors, shall administer the Plan. Each member of the Committee shall be a "non-employee director" within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor definition adopted by the Securities and Exchange Commission, and an "outside director" for purposes of Section 162(m)(4) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee shall have the authority, consistent with the Plan, to determine the provisions and timing of the awards or options to be granted, to interpret the Plan and the awards and options granted under the Plan, to adopt, amend and rescind rules and regulations for the administration of the Plan and the awards and options, including rules with respect to limitations on the utilization of shares of Common Stock of the Company in full or part payment of the option price under Paragraph 6(d) of the Plan, and generally to conduct and administer the Plan and to make all determinations in connection therewith which may be necessary or advisable. Committee decisions and selections shall be made by a majority of its members present at a meeting at which a quorum is present, and shall be final, conclusive and binding with respect to the interpretation and administration of the Plan and any grant made under it. Any decision or selection reduced to writing and signed by all of the members of the Committee shall be as fully effective as if it had been made at a meeting duly held. The Committee may delegate some or all of its authority under the Plan as the Committee deems appropriate; provided, however, that no such delegation may be made that would
(i) cause options or awards under the Plan to cease to be exempt from Section 16(b) of the Exchange Act or (ii) cause a Performance Award (as defined in Paragraph 8) to cease to qualify for exemption from the deduction limitations under Section 162(m) of the Code.

4.  ELIGIBILITY

     Employees, including officers and employees of the Company and of its subsidiaries and affiliates, who are from time to time responsible for the performance, growth and protection of the business of the Company or its subsidiaries and affiliates are eligible to be granted awards and options under the Plan. The employees who shall receive awards or options under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares to be covered by the award or awards and by the option or options granted to each such employee selected.

     For purposes of the Plan, the term "subsidiary" shall mean any corporation, partnership, joint venture or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company, and the term "affiliate" shall mean a corporation or other entity controlled by, controlling or under common control with the Company.

5.  LIMITATIONS

     No award or option may be granted under the Plan after December 31, 2007, but awards or options theretofore granted may extend beyond that date.

6.  TERMS AND CONDITIONS OF STOCK OPTIONS

     All options granted under this Plan shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith as the Committee shall determine. The Committee may grant either incentive stock options or non-qualified stock options under this Plan.

     (a) Option Price. The option price per share shall be determined by the Committee but shall not be less than 100% of the fair market value at the time the option is granted. The fair market value shall be the closing price at which shares of the Common Stock are traded on the New York Stock Exchange on the day on which the option is granted. If there is no sale of the shares of Common Stock on such Exchange on the date the option is granted, the mean between the bid and asked prices on such Exchange at the close of the market on such date shall be deemed to be the fair market value of the shares of Common Stock. In the event that the method for determining the fair market value of the shares provided for in this Paragraph 6(a) shall not be practicable, then the fair market value per share of Common Stock shall be determined by such other reasonable method as the Committee shall, in its discretion, select and apply at the time of grant of the option concerned.

     (b) Option Term. Except as otherwise provided in Paragraphs 6(f)(i), 6(f)(ii), and 6(f)(iii), each option shall be exercisable during and over such period ending not later than ten years from the date it was granted, as may be determined by the Committee and stated in the option.

     (c) Exercisability. Except as provided in Paragraphs 6(f)(i), 6(f)(ii), and 6(f)(iii), and 12, no option shall be exercisable during the year ending on the first anniversary date of the granting of the option or, if the Committee so determines at the time of grant or subsequent thereto: (i) during such lesser period as determined by the Committee or (ii) in the case of a Transferable Option (as defined in Section 6(h) below) such option may become exercisable immediately upon transfer.

     (d) Method of Exercise. Each option may be exercised by giving written notice to the Company specifying the number of shares to be purchased, which shall be accompanied by payment in full including applicable taxes, if any. Payment for taxes shall be in cash, in shares of Common Stock or in shares of Common Stock withheld by the Company from shares issuable upon exercise of the option, or such other consideration as shall be approved by the Committee. Payment of the option price shall be in cash, or in shares of Common Stock of the Company already owned by the optionee for at least six months before the date of payment, or by a combination of cash and shares of Common Stock of the Company already owned by the optionee for at least six months before the date of payment. (When payment of taxes or the option price is made in Common Stock, the Common Stock shall be valued at the closing price at which the shares are traded on the New York Stock Exchange on the last business day before the day on which the option is exercised.) No option shall be exercised for less than the lesser of 100 shares or the full number of shares for which the option is then exercisable. No optionee shall have any rights to dividends or other rights of a shareholder with respect to shares subject to his option until he has given written notice of exercise of his option, paid in full for such shares (including taxes) and, if requested, given the representation described in Paragraph 9.

     (e) Cashless Exercise. Notwithstanding the foregoing Paragraph 6(d), each option granted hereunder may, at the time of grant or subsequent thereto, provide the right either (i) to exercise such option in whole or in part without any payment of the option price, or (ii) to request the Committee to permit, in its sole discretion, such exercise without any payment of the option price. If an option is exercised without a payment of the option price, the optionee shall be entitled to receive that number of whole shares as is determined by dividing
(a) an amount equal to the fair market value per share on the date of exercise into (b) an amount equal to the excess of the total fair market value of the shares on such date with respect to which the option is being exercised over the total cash purchase price of such shares as set forth in the option. Fractional shares will be rounded to the next lowest whole number. At the sole discretion of the Committee, or as specified in the option, the settlement of all or part of an optionee's rights under this Paragraph 6(e) may be made in cash in an amount equal to the fair market value of the shares otherwise payable hereunder. The number of shares with respect to which any option is exercised under this Paragraph 6(e) shall reduce the number of shares thereafter available for exercise under the option, and such shares thereafter may not again be optioned under the Plan. In no event may an option be exercised under this Paragraph 6(e) at a time when the option price per share of Common Stock of the Company equals or exceeds the fair market value per share of such Common Stock.

     (f) Termination of Employment. For purposes of this Plan, "Termination of Employment" shall mean the termination of the participant's employment with the Company and any of its subsidiaries or affiliates. A participant employed by a subsidiary or an affiliate shall also be deemed to incur a Termination of Employment if, due to a sale, divestiture, spin-off or Change of Control (as defined in Section 12(c) below), the subsidiary or affiliate ceases to be such a subsidiary or affiliate, as the case may be, and the participant does not immediately thereafter become an employee of the Company or another subsidiary or affiliate.

          (i) Termination by Reason of Retirement. If an optionee incurs a Termination of Employment by reason of retirement, any option held by such optionee may thereafter be exercised to the extent to which it was exercisable at the time of retirement (unless the Committee, in its discretion, determines otherwise), and may be exercised at any time during the stated period of the option. If the optionee dies prior to such expiration of the option, any unexercised option, to the extent to which it was exercisable at the time of death, may thereafter be exercised by the optionee's designated beneficiary or, if none by the legal representative of the estate or by the legatee of the option under the optionee's last will for the stated period of the option, except that in no event shall such period expire less than one year from the date of death in the case of a non-qualified option.

          (ii) Termination by Reason of Disability. If an optionee incurs a Termination of Employment by reason of permanent disability, any option held by such optionee may thereafter be exercised in full, and may be exercised at any time during the stated period of the option. If the optionee dies prior to such expiration of the option, any unexercised option may thereafter be exercised by the optionee's designated beneficiary or, if none, by the legal representative of the estate or by the legatee of the option under the optionee's last will for the stated period of the option, except that in no event shall such period expire less than one year from the date of death in the case of a non-qualified option.

          (iii) Termination by Reason of Death. If an optionee incurs a Termination of Employment by reason of death, any option held by such optionee may thereafter be immediately exercised in full by the optionee's designated beneficiary or, if none, by the legal representative of the estate or by the legatee of the option under the optionee's last will, and for the stated period of the option, except that in no event shall such period expire less than one year from the date of death in the case of a non-qualified option.

          (iv) Other Termination. Except as set forth in Paragraph 15(f), if an optionee incurs a Termination of Employment for any reason other than death, retirement, or permanent disability, the option shall be exercisable, to the extent that it was exercisable at the time of termination, for three months after such Termination of Employment, or if earlier, upon the expiration of the stated period of the option.

     (g) Nontransferability of Options. Except as permitted under Paragraph 6(h), no option granted pursuant to this Plan may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution and, during the lifetime of the optionee, may be exercised only by such optionee. The optionee may designate in writing a beneficiary of the option in the event of his death.

     (h) Transferable Options. The Committee may grant options that are transferable, or amend outstanding options to make them transferable, by the optionee (any such option so granted or amended a "Transferable Option") to one or more members of the optionee's immediate family, to a partnership of which the only partners are members of the optionee's immediate family, or to a trust established by the optionee for the benefit of one or more members of the optionee's immediate family and the Committee may in its discretion permit transfers to other persons or entities. For this purpose the term "immediate family" means the optionee's spouse, children and grandchildren. Consideration may not be paid for the transfer of a Transferable Option. A transferee described in this Paragraph 6(h) shall be subject to all terms and conditions applicable to the Transferable Option prior to its transfer. The stock option agreement with respect to a Transferable Option shall set forth its transfer restrictions, and only options granted pursuant to a stock option agreement expressly permitting transfer pursuant to this Paragraph 6(h) shall be so transferable.

     (i) Type of Option. Notwithstanding any intent to grant incentive stock options, an option will not be considered an incentive stock option to the extent that it together with any earlier incentive stock options granted to any optionee permits the exercise for the first time by such optionee in any calendar year of more than $100,000 in value of stock of the Company (determined at the time of grant).

     (j) Deferral of Option Shares. The Committee may from time to time establish option exercise procedures for purposes of permitting an optionee to elect to defer, until a time or times later than the exercise of an option, receipt of all or a portion of the shares of Common Stock subject to such option and/or to receive cash at such later time or times in lieu of such deferred shares in the event of a cashless exercise. Such procedures may permit an optionee to elect to have all or a portion of the shares issuable by the Company on exercise of an option transferred to a trust established by the Company. Notwithstanding Paragraph 6(d) above, an optionee who elects to follow any such procedures shall not have any rights as a shareholder with respect to shares issued on exercise of options under such procedures unless and until shares are actually delivered to the optionee with respect thereto.

7.  TERMS AND CONDITIONS OF DEFERRED STOCK UNIT AWARDS

     All awards of Units under the Plan shall be subject to all the applicable provisions thereof, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith, as the Committee shall determine.

     (a) Grant of Awards. Awards of Units may be in addition to or in lieu of option grants.

     (b) Memorandum Account. The number of Units allotted to an employee shall be credited to a memorandum account maintained by the Company for the employee. No employee shall be a shareholder with respect to any Units credited to his account, nor shall he (or any beneficiary) have any right to or interest in any specific asset of the Company or its subsidiaries or affiliates, including any shares of Common Stock which may be purchased or held by the Company or its subsidiaries or affiliates to provide the benefits payable under the Plan, until such shares are actually distributed under the Plan.

     (c) Dividends. When dividends other than stock dividends are paid from time to time by the Company with respect to its Common Stock, the Company shall calculate the amount which would have been payable in cash or other property on the total undistributed Units in each employee's memorandum account on each dividend record date as if each such Unit represented one share of issued and outstanding Common Stock of the Company held by the employee. An amount equivalent to each such dividend shall thereupon be paid to the employee on the dividend payment date in cash or other property, as the case may be, as additional compensation to the employee.

     (d) Distribution. With respect to each award of Units to an employee, and except as provided in Paragraphs 7(e), 8, and 12 of the Plan, shares of Common Stock of the Company equal in number to the number of Units so awarded to the employee shall be distributed to such employee in a single lump sum on the second, third, fourth or fifth anniversary of the date on which such award of Units was made or in two, three, four or five equal or unequal annual installments commencing on a date not earlier than six months after such award date and on each anniversary thereafter for the duration of the installment period, all as specified in the award of such Units; provided, however, that the Committee may, in its sole discretion, accelerate the payment of any lump sum or installment in the event of the retirement or permanent disability of an employee or for any other reason decided by the Committee.

     (e) Termination. If an employee incurs a Termination of Employment by reason of retirement within one year from the date on which an award of Units shall have been made to such employee, the number of Units credited to his memorandum account as a result of such award, other than Units paid or accelerated pursuant to Paragraph 7(d), shall be forfeited as of the date of his retirement (unless the Committee, in its sole discretion, waives such forfeiture) and the number of Units remaining in his memorandum account shall be distributed pursuant to Paragraph 7(d). Notwithstanding the foregoing, an award of Units may specify that such Units shall be forfeited if the employee retires prior to the payment date or dates specified in the award. In such case, the Units shall be forfeited in accordance with the terms of the award, unless the Committee, in its sole discretion, waives such forfeiture.

     If an employee or former employee dies, such number of shares of Common Stock of the Company as is equal to the total number of Units credited to his memorandum account as of the date of his death shall be distributed to his designated beneficiaries as soon thereafter as practicable.

     If an employee incurs a Termination of Employment by reason of permanent disability, such number of shares of Common Stock of the Company as is equal to the total number of Units credited to his memorandum account as of the date of his termination shall be distributed as provided in Paragraph 7(d).

     If an employee incurs a Termination of Employment for any reason other than retirement, permanent disability, or death, the total number of Units credited to his memorandum account shall be forfeited as of the date of such Termination of Employment. If the employee incurs a Termination of Employment for cause, as defined in Paragraph 15(f), the provisions of Paragraph 15(f) shall also apply.

     (f) Beneficiaries. Designations of beneficiaries shall be made in writing filed with the Company in such form and in such manner as the Committee may from time to time prescribe. Beneficiaries may be changed in the same manner at any time prior to the death of an employee. If an employee dies without having designated any surviving beneficiaries, his interest in Units under the Plan shall be distributed to the legal representative of his estate.

     (g) Payment of Taxes. No later than the date as of which an amount first becomes includible in the gross income of the participant for federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Withholding obligations may be settled with cash or with shares of Common Stock (including shares of Common Stock that is part of the award that gives rise to the withholding requirement), or with such other consideration as shall be approved by the Committee. Such Common Stock shall be valued at the closing price at which the shares are traded on the New York Stock Exchange on the last business day before the day on which the distribution is made. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

     (h) Deferral of Awards. The Committee may from time to time establish procedures for the distribution of shares distributable pursuant to Units for purposes of permitting an awardee to elect to defer, until a time or times later than the dates of distribution under the Plan, receipt of all or a portion of the shares distributable pursuant to Units. Such procedures may permit an awardee to elect to have all or a portion of the shares distributable pursuant to Units transferred to a trust established by the Company. An awardee who elects to follow any such procedures shall not have any rights as a shareholder with respect to shares distributed under such procedures unless and until shares are actually delivered to the awardee with respect thereto.

8.  PERFORMANCE AWARDS

     The Committee may, prior to or at the time of grant, designate an award of Units as a performance award (hereinafter called a "Performance Award") in which event it shall condition the grant or vesting, as applicable, of such Units upon the attainment of Performance Goals (as defined in Paragraph 8(b) below) and the provisions of Paragraph 8 shall control with respect to such Performance Awards to the extent inconsistent with Paragraph 7.

     (a) Administration. All Performance Awards shall be designated as such by the Committee prior to or at the time of grant, based upon a determination that
(i) the recipient is or may be a "covered employee" within the meaning of
Section 162(m)(3) of the Code (sometimes referred to herein as a "Covered Employee") in the fiscal year in which the Company would expect to be able to claim a tax deduction with respect to such Performance Awards and (ii) the Committee wishes such Performance Awards to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(c) of the Code.

     (b) Terms and Conditions. "Performance Goals" means the performance goals established by the Committee in connection with the grant of Performance Awards.

          (i) Such Performance Goals (A) shall be based on the attainment by the Company of specified levels of one or more of the following measures: earnings per share, return on equity, profit before taxes, operating profit or cash flow, and (B) shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations.

          (ii) Following the completion of each fiscal year, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such year and the extent to which Performance Awards have been earned by each Covered Employee for such fiscal year.

          (iii) Notwithstanding Paragraph 7 of the Plan, no Performance Award shall vest or be paid out except (A) upon achievement of the applicable Performance Goals, (B) upon the death or permanent disability of the employee, or (C) upon a Change of Control pursuant to Paragraph 12.

9.  INVESTMENT REPRESENTATION

     Upon any distribution of shares of Common Stock of the Company pursuant to any provision of the Plan, the distributee may be required to represent in writing that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfers.

10.  TRANSFER, LEAVE OF ABSENCE, ETC.

     For the purpose of the Plan: (a) a transfer of an employee between and among the Company, a subsidiary, or an affiliate, and (b) a leave of absence, duly authorized in writing by the Company, shall not be deemed a Termination of Employment.

11.  CHANGES IN CAPITAL

     If the outstanding Common Stock of the Company subject to the Plan shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, spin-off, recapitalization, merger, consolidation or other corporate reorganization in which the Company is the surviving corporation, or if the Company shall pay an extraordinary dividend on its Common Stock, or in the event of a similar corporate event, the number and kind of shares subject to the Plan and/or the number of Units or option values or prices shall be appropriately and equitably adjusted so as to maintain the value and/or option price thereof, as the case may be.

12.  CHANGE IN CONTROL PROVISIONS

     (a) Impact on Options. Notwithstanding any other provision of the Plan, in the event of a Change of Control, any stock option or related right outstanding as of the date such Change in Control is determined to have occurred, and which is not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant. In addition, notwithstanding any other provision of the Plan, during the 60-day period from and after a Change of Control (the "Exercise Period"), an optionee shall have the right, whether or not the option is fully exercisable and in lieu of the payment of the exercise price for the shares of Common Stock being purchased under the option and by giving notice to the Company (or its successor, if applicable), to elect (within the Exercise Period) to surrender all or part of the option to the Company and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Change of Control Price per share of Common Stock on the date of such election shall exceed the exercise price per share of Common Stock under the option multiplied by the number of shares of Common Stock granted under the option as to which the right granted under this Paragraph 12(a) shall have been exercised.

     (b) Impact on Awards. Notwithstanding any other provision of the Plan, in the event of a Change of Control, the Units (including Performance Awards) credited to the participant's memorandum account but not yet distributed pursuant to Paragraph 7(d) as of the date of the Change of Control shall be paid out as soon thereafter as practicable (but in no event more than 30 days after the Change of Control) at a dollar value per Unit equal to the Change of Control Price.

     (c) Definition of Change of Control. For purposes of the Plan, a "Change of Control" shall be deemed to have taken place upon the occurrence of any of the following events:

          (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of securities of the Company where such acquisition causes such Person to own 20% or more of either (i) the then outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (1) the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) below; and provided, further, that if any Person's beneficial ownership of the Outstanding Company Voting Securities reaches or exceeds 20% as a result of a transaction described in clause (i) or (ii) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 20% or more of the Outstanding Company Voting Securities; or

          (2) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (3) consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, or a sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (4) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

     (d) Definition of Change of Control Price. For purposes of the Plan, "Change of Control Price" means the higher of (i) the highest reported sales price, regular way, of a share of Common Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such shares may then be listed during the 60-day period prior to and including the date of a Change of Control or (ii) if the Change of Control is the result of a tender or exchange offer or a Business Combination, the highest price per share of Common Stock paid in such tender or exchange offer or Business Combination; provided, however, that in the case of incentive stock options, the Change of Control Price shall be in all cases the fair market value of the Common Stock on the date such incentive stock option is exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined in the sole discretion of the Committee.

13.  USE OF PROCEEDS

     Proceeds from the sale of shares pursuant to options granted under this Plan shall constitute general funds of the Company.

14.  AMENDMENTS

     The Board of Directors may amend, alter or discontinue the Plan, including without limitation any amendment considered to be advisable by reason of changes to the Code, but, no amendment, alteration or discontinuation shall be made (i) which would impair the rights of any holder of an award or option theretofore granted, without his consent, (ii) which would cause a Performance Award to cease to qualify for exemption under Section 162(m) of the Code, or (iii) which, without the approval of the shareholders, would:

          (a) Except as is provided in Paragraph 11, increase the total number of shares reserved for the purpose of the Plan.

          (b) Except as is provided in Paragraphs 6(e) and 11, decrease the option price of an option to less than 100% of the fair market value on the date of the granting of the option.

          (c) Extend the duration of the Plan.

     Notwithstanding the foregoing, the Board of Directors may amend the Plan and the Committee may amend any option or award, either retroactively or prospectively and without the consent of any optionee or award holder, so as to preserve or come within any exemptions from liability under Section 16(b) of the Exchange Act pursuant to rules and releases promulgated by the Securities and Exchange Commission.

15.  GENERAL PROVISIONS

     (a) Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

          (1) Listing or approval for listing upon notice of issuance, of such shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be the principal market for the Common Stock;

          (2) Any registration or other qualification of such shares of Common Stock under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

          (3) Obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion upon the advice of counsel, determine to be necessary or advisable.

     (b) Nothing contained in the Plan shall prevent the Company or any subsidiary or affiliate from adopting other or additional compensation arrangements for its employees.

     (c) The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any subsidiary or affiliate to terminate the employment of any employee at any time.

     (d) No person shall have any rights or claims under the Plan except in accordance with the provisions of the Plan.

     (e) Except as specifically provided in the Plan, no person shall have the right to assign, transfer, alienate, pledge, encumber or subject to lien the benefits to which he is entitled thereunder, and benefits under the Plan shall not be subject to adverse legal process of any kind. No prohibited assignment, transfer, alienation, pledge or encumbrance of benefits or subjection of benefits to lien or adverse legal process of any kind will be recognized by the Committee and in such case the Committee may terminate the right of such person to such benefits and direct that they be held or applied for the benefit of such person, his spouse, children or other dependents in such manner in such proportion as the Committee deems advisable. If a person to whom benefits shall be due under the Plan shall be or become incompetent, either physically or mentally, in the judgment of the Committee, the Committee shall have the right to determine to whom such benefits shall be paid for the benefit of such person.

     (f) Notwithstanding any provision in the Plan to the contrary, if an employee incurs a Termination of Employment by reason of termination for cause, all options and Units (including Performance Awards) held by him or for his account under the Plan shall be immediately forfeited and the employee shall be liable to the Company for all profit realized by him from options exercised or shares of Common Stock distributed to him during the three months immediately preceding such termination. For purposes of this Plan, cause shall mean termination initiated by the Company or by the employee incident to or connected with a finding that the employee has engaged in misappropriation, theft, embezzlement, kick-backs, bribery or similar deliberate, gross or willful misconduct or dishonest acts or omissions. Termination for cause shall also include such other events as shall be reasonably determined by the Committee.

     (g) The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of New Jersey, without reference to principles of conflict of laws.

     (h) In the event an award is granted to an individual who is employed or providing services outside the United States and who is not compensated from a payroll maintained in the United States, the Committee may, in its sole discretion, modify the provisions of the Plan as they pertain to such individual to comply with applicable foreign law.

16.  EFFECTIVE DATE OF PLAN

     The Plan shall be effective as of the date it is adopted by the Board subject to the approval of the Plan by the affirmative vote of a majority of the votes cast at the 2002 Annual Meeting of Shareholders of the Company by shareholders entitled to vote on the Plan.

                                   DIRECTIONS
                          Sheraton at Woodbridge Place
                              515 Route One South
                            Iselin, New Jersey 08830

                              Tel: (732) 634-3600

FROM THE NEW JERSEY TURNPIKE

     Exit 11 and follow signs to Garden State Parkway North to Exit 131A. This puts you on Wood Ave. South. At the 3rd traffic light make a right turn onto Middlesex-Essex Turnpike. At the 3rd traffic light take another right turn. This puts you on Gill Lane for approximately 2 miles to the Sheraton, which is on the right side of Gill Lane, just before you reach the intersection of Route 1.

FROM THE GARDEN STATE PARKWAY

     TRAVELING SOUTH: Take Exit 130 to Route 1 North. Continue until you see the Sheraton on the left. Go straight through the traffic light and take the Gill Lane jughandle in the right lane. Take a left at the intersection of Gill Lane and Route 1 and turn right into the Sheraton's entrance.

     TRAVELING NORTH: Take Exit 131A. This puts you on Wood Ave. South. At the 3rd traffic light make a right turn onto Middlesex-Essex Turnpike. At the 3rd traffic light take another right turn. This puts you on Gill Lane for approximately 2 miles to the Sheraton, which is on the right side of Gill Lane, just before you reach the intersection of Route 1.

FROM ROUTE 287 NORTH OR SOUTH:

     Take the exit for Route 1 North. Continue until you see the Sheraton on the left. Go straight through the traffic light and take the Gill Lane jughandle in the right lane. Take a left at the intersection of Gill Lane and Route 1 and turn right into the Sheraton's main entrance.

FROM NEWARK INTERNATIONAL AIRPORT:

     Take Route 1 and 9 South towards Woodbridge. Follow Route 1 South to Sheraton on the right hand side - approximately 12 miles.

FROM NEW YORK CITY:

     Take either the Holland or Lincoln Tunnel to the New Jersey Turnpike South, to Exit 11. Take the Garden State Parkway North, to Exit 131A. This puts you on Wood Ave. South. At the 3rd traffic light make a right turn onto Middlesex-Essex Turnpike. At the 3rd traffic light take another right turn. This puts you on Gill Lane for approximately 2 miles to the Sheraton, which is on the right side of Gill Lane, just before you reach the intersection of Route 1.

FROM STATEN ISLAND:

     Take the Outer Bridge Crossing to Route 440. This will eventually turn into Route 287, which you will take going north. Take Exit for Route 1 North. Continue until you see the Sheraton on the left. Go straight through the traffic light and take the Gill Lane jughandle in the right lane. Take a left at the intersection of Gill Lane and Route 1 and turn right into the Sheraton's main entrance.

[SCHERING-PLOUGH LOGO]

SCHERING-PLOUGH CORPORATION
2000 Galloping Hill Road
Kenilworth, New Jersey 07033

                        RE: PROXY VOTING INSTRUCTIONS TO
                        VANGUARD FIDUCIARY TRUST COMPANY

Dear Plan Participant:

     The Annual Meeting of Shareholders of Schering-Plough Corporation will be held at the Sheraton at Woodbridge Place, 515 Route One South, Iselin, New Jersey, on Tuesday, April 23, 2002 at 2:00 p.m.

     To be sure that the shares credited to your Company Stock Account(s) are voted in accordance with your wishes, we urge you to complete and sign the voting instruction card below, detach it from this letter, and return it in the prepaid envelope enclosed in this package. Alternatively, you can vote by telephone or Internet following the instructions on the opposite side of this proxy card.



                                             Joseph J. LaRosa
                                             Secretary

March 11, 2002




                             DETACH PROXY CARD HERE
--------------------------------------------------------------------------------

                     SCHERING-PLOUGH EMPLOYEES' SAVINGS PLAN
            SCHERING-PLOUGH EMPLOYEES' PROFIT-SHARING INCENTIVE PLAN
                               VOTING INSTRUCTIONS

     Under the Schering-Plough Employees' Savings Plan and the Schering-Plough Employees' Profit-Sharing Incentive Plan (the "Plans"), you may direct the voting of the shares credited to your Company Stock Accounts under the Plans at the Corporation's Annual Meeting of Shareholders on April 23, 2002. The number of shares shown on the reverse side represents the total share holdings you have in the Plans in which you participate.

     Enclosed is a copy of the Notice of Annual Meeting and Proxy Statement describing the items to be presented at the meeting. If no direction is given, shares will be voted FOR items 1, 2 and 3, and AGAINST item 4.

     To: Vanguard Fiduciary Trust Company as Trustee.

     In accordance with the provisions of the Plans, I hereby direct that, at the Annual Meeting of Shareholders of Schering-Plough Corporation on April 23, 2002, and at all adjournments or postponements thereof, the number of Common Shares of Schering-Plough Corporation credited to my accounts under the Plans and entitled to vote at said meeting shall be voted or caused to be voted as specified.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)


                                        SCHERING-PLOUGH CORPORATION
                                        P.O. BOX 11300
                                        NEW YORK, N.Y. 10203-0300

[SCHERING PLOUGH LOGO]

                                                      YOUR VOTE IS IMPORTANT
                                                   VOTE BY INTERNET / TELEPHONE
                                                  24 HOURS A DAY, 7 DAYS A WEEK

          INTERNET                                            TELEPHONE                                   MAIL
https://www.proxyvotenow.com/sgp                           1-888-216-1328
-  Go to the website address listed                   -  Use any touch-tone telephone.              -  Mark, sign and date your
   above.                                                                                              proxy card.
                                                      - Have your proxy card ready.

-  Have your proxy card ready.               OR                                            OR       -  Detach your proxy card.
                                                      -  Enter your Control Number
                                                         located in the box below.
-  Enter your Control Number located                                                                -  Return your proxy card in the
   in the box below.                                                                                   prepaid envelope provided.
                                                      -  Follow the simple recorded
-  Follow the simple instructions that                  instructions.
   appear on your computer screen.

                                    Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card, and there is no need for you to mail back your proxy.


                                                 1-888-216-1328
                                            CALL TOLL-FREE TO VOTE


                                               CONTROL NUMBER FOR
                                          TELEPHONE OR INTERNET VOTING


 THE INTERNET AND TELEPHONE VOTING FACILITIES WILL CLOSE AT 5:00 P.M. E.S.T. ON
                                APRIL 22, 2002.



                          PLEASE DETACH PROXY CARD HERE
--------------------------------------------------------------------------------

PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.


VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK.             [X]


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2 AND 3



1.  Election of Directors:  Nominees for 3-year terms: 1 - Hans W. Becherer;
                            2 - Regina E. Herzlinger; 3 - Kathryn C. Turner; 4 - Robert F.W. van Oordt.


FOR                WITHHOLD
ALL    [X]         FOR ALL     [ ]         EXCEPTIONS   [ ]



(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.) *Exceptions
           ---------------------------------------------------------------------



                                                                                              FOR           AGAINST        ABSTAIN

2. Ratification of Designation of Independent Auditors                                        [ ]             [ ]            [ ]

3. Approval of 2002 Stock Incentive Plan                                                      [ ]             [ ]            [ ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEM 4

                                                                                              FOR           AGAINST        ABSTAIN

4. Shareholder Proposal Concerning Pharmaceutical Pricing                                     [ ]             [ ]            [ ]

THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3, AND AGAINST ITEM 4, UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED.


To change your address, please mark this box.      [ ]


SCAN LINE

(Please sign exactly as name or names appear hereon. Full title of one signing in representative capacity should be clearly designated after signature. Names of all joint holders should be written even if signed by only one.)



---------------------------         ----------------------------------      -----------------------------
Date                                Share Owner sign here                   Co-owner sign here

[SCHERING-PLOUGH LOGO]

SCHERING-PLOUGH CORPORATION
2000 Galloping Hill Road
Kenilworth, New Jersey 07033


                                ADMISSION TICKET
                      2002 ANNUAL MEETING OF SHAREHOLDERS


Dear Shareholder:

         The Annual Meeting of Shareholders of Schering-Plough Corporation will be held at the Sheraton at Woodbridge Place, 515 Route One South, Iselin, New Jersey, on Tuesday, April 23, 2002 at 2:00 p.m.

         To be sure that your vote is counted, we urge you to complete and sign the proxy card below, detach it from this letter, and return it in the prepaid envelope enclosed in this package. Alternatively, you can vote by Internet or telephone by following the instructions on the opposite side of this proxy card. The giving of such proxy does not affect your right to vote in person if you attend the meeting. Your prompt reply will aid the Corporation in reducing the expense of additional proxy solicitation.

         Admission to the meeting will be by ticket only. If you are a stockholder of record and plan to attend, please detach and bring this letter to the meeting as an admission ticket. Admission will be on a first come, first served basis.


                                             Joseph J. LaRosa
                                             Secretary

March 11, 2002


                     DETACH PROXY CARD HERE IF YOU ARE NOT
                         VOTING BY INTERNET OR TELEPHONE
--------------------------------------------------------------------------------


                      SCHERING-PLOUGH CORPORATION -- PROXY

                         SOLICITED BY BOARD OF DIRECTORS
                                       FOR
                 ANNUAL MEETING OF SHAREHOLDERS--APRIL 23, 2002

         The undersigned appoints Joseph C. Connors, Richard Jay Kogan and Jack
L. Wyszomierski, or any one or more of them, attorneys and proxies with power of substitution to vote all of the Common Shares of SCHERING-PLOUGH CORPORATION standing in the name of the undersigned at the Annual Meeting of Shareholders on April 23, 2002, and at all adjournments or postponements thereof, upon the matters set forth in the Notice and Proxy Statement of said meeting, receipt of which is acknowledged.

         The shares represented by this proxy will be voted as directed by the Shareholder. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, YOU MAY SIGN ON THE REVERSE SIDE AND MAIL IN THE ENCLOSED ENVELOPE. If no direction is given, shares will be voted FOR items 1, 2 and 3, and AGAINST item 4. Specific choices may be made on the reverse side.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                                              SCHERING-PLOUGH CORPORATION
                                              P.O. BOX 11371
                                              NEW YORK, N.Y. 10203-0371

[SCHERING-PLOUGH LOGO]

                                                      YOUR VOTE IS IMPORTANT
                                                   VOTE BY INTERNET / TELEPHONE
                                                  24 HOURS A DAY, 7 DAYS A WEEK

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          INTERNET                                            TELEPHONE                                   MAIL
https://www.proxyvotenow.com/sgp                           1-888-216-1328
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-  Go to the website address listed                   -  Use any touch-tone telephone.              -  Mark, sign and date your
   above.                                                                                              proxy card.
                                                      - Have your proxy card ready.

-  Have your proxy card ready.               OR                                            OR       -  Detach your proxy card.
                                                      -  Enter your Control Number
                                                         located in the box below.
-  Enter your Control Number located                                                                -  Return your proxy card in the
   in the box below.                                                                                   prepaid envelope provided.
                                                      -  Follow the simple recorded
-  Follow the simple instructions that                  instructions.
   appear on your computer screen.
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                                    Your Internet or telephone vote authorizes
                                    the named proxies to vote your shares in the
                                    same manner as if you marked, signed and
                                    returned your proxy card, and there is no
                                    need for you to mail back your proxy.


                                                 1-888-216-1328
                                            CALL TOLL-FREE TO VOTE


                                               CONTROL NUMBER FOR
                                          TELEPHONE OR INTERNET VOTING


 THE INTERNET AND TELEPHONE VOTING FACILITIES WILL CLOSE AT 5:00 P.M. E.S.T. ON
                                APRIL 22, 2002.



                          PLEASE DETACH PROXY CARD HERE
--------------------------------------------------------------------------------

[ ]  PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
     ENVELOPE.


VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK.             [X]


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2 AND 3



1.  Election of Directors:  Nominees for 3-year terms: 1 - Hans W. Becherer;
                            2 - Regina E. Herzlinger; 3 - Kathryn C. Turner;
                            4 - Robert F.W. van Oordt.


FOR                WITHHOLD
ALL    [ ]         FOR ALL     [ ]         EXCEPTIONS   [ ]



(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE
"EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)
*Exceptions
           ---------------------------------------------------------------------



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                                                                                              FOR           AGAINST        ABSTAIN
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2. Ratification of Designation of Independent Auditors                                        [ ]             [ ]            [ ]

3. Approval of 2002 Stock Incentive Plan                                                      [ ]             [ ]            [ ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEM 4

                                                                                              FOR           AGAINST        ABSTAIN

4. Shareholder Proposal Concerning Pharmaceutical Pricing                                     [ ]             [ ]            [ ]
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THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3, AND AGAINST ITEM 4, UNLESS
INSTRUCTIONS TO THE CONTRARY ARE INDICATED.


To change your address, please mark this box.      [ ]


SCAN LINE

(Please sign exactly as name or names appear hereon. Full title of one signing in representative capacity should be clearly designated after signature. Names of all joint holders should be written even if signed by only one.)



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---------------------------         ----------------------------------      -----------------------------
Date                                Share Owner sign here                   Co-owner sign here
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